Exhibit 4(d)

                                                      [CONFORMED COPY]

                                 $200,000,000

                          INVENTORY CREDIT AGREEMENT

                                  dated as of

                              September 12, 1995


                                     among

                         BETHLEHEM STEEL CORPORATION,

                          THE LENDERS LISTED HEREIN,

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent

                                      and

                             J.P. MORGAN DELAWARE,
                      as Structuring and Collateral Agent

                          TABLE OF CONTENTS

                                                          Page
                              ARTICLE 1

                             DEFINITIONS

1.1. Definitions ..............................................  1
1.2. UCC Terms ................................................ 21
1.3. Accounting Terms and Determinations ...................... 21

                              ARTICLE 2

                             THE CREDITS

2.1. Commitments to Lend ...................................... 22
2.2. Letters of Credit ........................................ 23
2.3. Method of Borrowing ...................................... 33
2.4. Notes .................................................... 35
2.5. Maturity of Loans ........................................ 35
2.6. Method of Electing Interest Rates ........................ 35
2.7. Interest Rates ........................................... 37
2.8. Fees ..................................................... 42
2.9. Optional Termination or Reduction of Commitments ......... 43
2.10. Mandatory Termination of Commitments .................... 43
2.11. Optional Prepayments .................................... 44
2.12. Mandatory Prepayments ................................... 44
2.13. General Provisions as to Payments ....................... 46
2.14. Funding Losses .......................................... 47
2.15. Computation of Interest and Fees ........................ 47

                              ARTICLE 3

                CONDITIONS TO BORROWINGS AND ISSUANCES

3.1. Closing .................................................. 48
3.2. All Borrowings and Issuances ............................. 50

                              ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES

4.1. Corporate Existence and Power ............................ 51
4.2. Corporate and Governmental Authorization; No Contravention 51
4.3. Binding Effect ........................................... 52
4.4. Financial Information .................................... 52
4.5. Litigation ............................................... 53

4.6. Compliance with ERISA .................................... 53
4.7. Taxes .................................................... 53
4.8. Environmental Compliance ................................. 54
4.9. Full Disclosure .......................................... 55

                              ARTICLE 5

                              COVENANTS

5.1. Information .............................................. 56
5.2. Maintenance of Property; Insurance ....................... 60
5.3. Compliance with Laws ..................................... 61
5.4. Inspection of Property, Books and Records ................ 62
5.5. Compliance with Certain Covenants in the Indenture ....... 62
5.6. Minimum Adjusted Consolidated Tangible Net Worth ......... 63
5.7. Sale of Borrower's Collateral ............................ 63
5.8. Use of Proceeds .......................................... 64
5.9. Mergers and Sales of Assets .............................. 64
5.10. Environmental Matters ................................... 64

                              ARTICLE 6

                               DEFAULTS

6.1. Events of Default ........................................ 65
6.2. Notice of Default ........................................ 69

                              ARTICLE 7

                       THE ADMINISTRATIVE AGENT

7.1. Appointment and Authorization ............................ 69
7.2. Administrative Agent and Affiliates ...................... 70
7.3. Action by Administrative Agent ........................... 70
7.4. Consultation with Experts ................................ 70
7.5. Liability of Administrative Agent ........................ 70
7.6. Indemnification .......................................... 71
7.7. Credit Decision .......................................... 71
7.8. Successor Administrative Agent ........................... 71

                              ARTICLE 8

                       CHANGE IN CIRCUMSTANCES

8.1. Basis for Determining Interest Rate Inadequate or Unfair . 72
8.2. Illegality ............................................... 73
8.3. Increased Cost and Reduced Return ........................ 74
8.4. Taxes .................................................... 77
8.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. 81

                              ARTICLE 9

                            MISCELLANEOUS

9.1. Notices .................................................. 82
9.2. No Waivers ............................................... 82
9.3. Expenses; Indemnification ................................ 83
9.4. Sharing of Set-Offs ...................................... 85
9.5. Amendments and Waivers ................................... 85
9.6. Successors and Assigns ................................... 86
9.7. Margin Stock Collateral .................................. 89
9.8. Confidentiality .......................................... 89
9.9. Governing Law; Submission to Jurisdiction ................ 89
9.10. Counterparts; Integration; Effectiveness ................ 90
9.11. Termination of Existing Credit Agreement................. 90
9.12. WAIVER OF JURY TRIAL .................................... 91

         AGREEMENT dated as of September 12, 1995 among BETHLEHEM
STEEL CORPORATION, the LENDERS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and J.P. MORGAN DELAWARE, as Structuring and Collateral Agent.

                               RECITALS

         WHEREAS, subject to the terms and conditions of this Agreement, the Borrower desires to borrow Loans and to have Letters of Credit issued for its account, all in an aggregate amount not to exceed $200,000,000;

         WHEREAS, the obligations of the Borrower with respect to such Borrowings and such Letters of Credit will be secured by a security interest in substantially all of the Borrower's Inventories, the Pledged Securities and the Pledged Interests (as defined in the Inventory Security Agreement);

         WHEREAS, the Lenders are willing to make Loans to the Borrower and to issue Letters of Credit and participate in Letters of Credit issued for the account of the Borrower or any Subsidiary, all on the terms and conditions set forth herein; and

         WHEREAS, Morgan Guaranty has been requested and is willing to act as the Administrative Agent and J.P. Morgan Delaware has been requested and is willing to act as the Structuring and Collateral
Agent;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                              ARTICLE 1

                             DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted CD Rate" has the meaning set forth in Section.

         "Adjusted Consolidated Tangible Net Worth" means, at any date of determination, Consolidated Tangible Net Worth adjusted upward by the amount of any material non-recurring charges to income (without deduction for any related income tax effect) resulting from discontinuance of operations after December 31, 1994, all determined as of such date of determination.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in Section .

         "Administrative Agent" means Morgan Guaranty in its capacity as administrative agent for the Lenders, and its successors and assigns in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender or L/C Issuing Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender or L/C Issuing Bank.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means the Administrative Agent or the Collateral
Agent and "Agents" means the Administrative Agent and the Collateral
Agent.

         "Aggregate Letter of Credit Amount" means, at any time, the sum of (i) the then aggregate outstanding face amount of the Letters of Credit issued pursuant to Section 2.2 hereof and (ii) the then aggregate outstanding face amount of letters of credit issued pursuant to Section 2.9 of the Receivables Purchase Agreement.

         "Agreement" means this Inventory Credit Agreement, as amended from time to time.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Applicable Percentage" means (i) 100%, if no Increased Coverage Event has occurred, or (ii) 105%, if an Increased Coverage Event has occurred; provided that if the Secured Principal Amount does not exceed 85% of the Borrowing Base for a period of six consecutive months beginning at any time after the occurrence of the most recent Increased Coverage Event, the Applicable Percentage shall be decreased at the end of such six month period to 100% (unless and until another Increased Coverage Event occurs).

         "Assessment Rate" has the meaning set forth in Section.

         "Assignee" has the meaning set forth in Section.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.6(c) or Article 8".

         "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "Benefit Arrangement" means at any time an "employee benefit plan" within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained, or otherwise contributed to, by any member of the ERISA Group.

         "Borrower" means Bethlehem Steel Corporation, a Delaware corporation, and its successors.

         "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowers Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8") and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

         "Borrowing Base" means, at any date, an amount equal to the sum of (i) 55% of the aggregate amount of Eligible Inventories which are Finished and Semifinished Inventories at such date, and (ii) 25% of the aggregate amount of Eligible Inventories which are Raw Materials Inventories at such date; provided that (x) the Borrowing Base shall at no time exceed the Receivables Maximum Purchase Price at such time and (y) if an Event of Default specified in clause (l) of
Section 6.1 shall have been waived pursuant to Section 9.5, the Borrowing Base shall be reduced by the aggregate amount of claims secured by Federal Liens (or by such lesser amount as the Required Lenders may agree).

         "Borrowing Base Certificate" means a certificate duly executed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower, appropriately completed and substantially in the form of Exhibit F hereto.

         "BSF" means Bethlehem Steel Funding, LLC, a Maryland limited liability company.

         "CD Base Rate" has the meaning set forth in Section.

         "CD Loan" means a loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "CD Rate" means a rate of interest determined pursuant to Section on the basis of an Adjusted CD Rate.

         "CD Reference Banks" means Chemical Bank, The Long-Term
Credit Bank of Japan, Ltd. and Morgan Guaranty and each such other bank as may be appointed pursuant to Section 9.6(d).

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

         "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied.

         "Collateral" has the meaning set forth in Section 1 of the Inventory Security Agreement.

         "Collateral Agent" means J.P. Morgan Delaware as Structuring and Collateral Agent for the Lenders, and its successors and assigns in such capacity.

         "Collateral Report" means a report of the Collateral Agent with respect to the Inventories included in the Borrowing Base calculation by the Borrower referred to in such report. Such report will state that it is based upon a review (but not an audit) by the Collateral Agent of information supplied by the Borrower relating to the Inventories (including information as to the cost, market price, location and respective categories thereof).

         "Commitment" means (i) with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof, or (ii) with respect to any Assignee, the amount of the transferor Lenders's Commitment assigned to such Assignee pursuant to
Section 9.6(c), in each case as such amount may be reduced from time to time pursuant to Section 2.9! or changed as a result of an assignment pursuant to Section 9.6(c).

         "Commitment Fee" has the meaning set forth in Section 2.8.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if its consolidated financial statements were prepared as of such date.

         "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1994 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (but not including any deferred income tax asset or any pension asset).

         "Debt" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse or repay any lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, and (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

         "Dollar" and "$" means lawful currency of the United States.

         "Domestic Loan" means a CD Loan or a Base Rate Loan and
"Domestic Loans" means CD Loans or Base Rate Loans or both.
"Domestic Reserve Percentage" has the meaning set forth in Section .

         "EDS" means Electronic Data Systems Corporation, a Texas corporation, and its successors and assigns.

         "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 9.10(.

         "Eligible Inventories" means, at any date, the value
(determined at the lower of cost or market on a basis consistent with the balance sheet as at December 31, 1994 referred to in Section
4.4(a)) at such date of all Inventories which are

           (a) owned by the Borrower free of all Liens, other than Permitted Liens (as defined in the Inventory Security
         Agreement),

           (b) in the possession of the Borrower (i) on premises owned (or, in the case of the premises leased from Twincast Property Leasing, Inc. at Burns Harbor and Sparrows Point, leased) by the Borrower at its Burns Harbor, Sparrows Point, Bethlehem, Steelton and Lackawanna facilities; provided that in the case of leased premises the Collateral Agent has received evidence satisfactory to it (including landlord waivers satisfactory to it) that it may enter such leased premises for the purposes specified in Section 8(C) of the Inventory Security Agreement, (ii) on premises leased by the Borrower at any of the locations listed on Exhibit B hereto; provided that the Collateral Agent has received evidence satisfactory to it (including landlord waivers satisfactory to it) that it may enter such premises for the purposes specified in Section 8(C) of the Inventory Security Agreement, (iii) at such other premises, owned or leased by the Borrower, as the Required Lenders may approve, or (iv) at such other premises listed on Exhibit C-1 hereto and maintained by processors or warehouses (the "Bailees") or as the Required Lenders may approve; provided that (i) the Inventories at such premises are (x) reflected on the Borrower's books and records, (y) audited by the Borrower or the Borrower's external auditors on a basis approved by the Collateral Agent, and (z) appropriately identified and monitored by the Borrower's Outside Processing Inventory Control System or any successor system satisfactory to the Collateral Agent, (ii) upon transfer or sale of such Inventory, such Inventory is delivered on behalf of and for the account of the Borrower, (iii) the form of the Inventory is not fundamentally altered, and (iv) the Bailee has entered into a Collateral Access Agreement substantially in the form of Exhibit C-2 hereto;

           (c) as to which appropriate UCC financing statements have been filed naming the Borrower as "debtor" and the Collateral Agent as "secured party";

         provided that Eligible Inventories shall not include (i) any Inventories which have been shipped to a customer of the Borrower, even on a consignment basis; (ii) any Inventories which are not Raw Materials Inventories or Finished and Semifinished Inventories; (iii) any Inventories held by the Borrower for sale, lease or other disposition, or to be furnished by the Borrower under a contract for services, or to be used or consumed by the Borrower, in the Borrower's marine construction business; (iv) all Finished and Semifinished Inventories in any product account at a facility of the Borrower (a "Facility Product Account") included in any category or subcategory of Finished and Semifinished Inventories set forth on Exhibit D if such Facility Product Account has an Inventory Turnover Rate lower than the rate for such category or subcategory set forth on Exhibit D; and (v) any Inventories which the Required Lenders reasonably determine in good faith to be unmarketable. For purposes of this definition, "Inventory Turnover Rate" means, with respect to any category or subcategory of Finished and Semifinished Inventories and at any date, the quotient obtained by dividing (a) the average of the amount of Eligible Inventories in such category or subcategory sold or consumed by the Borrower during each of the three calendar months ending immediately prior to such date, expressed on an annualized basis, by (b) the average of the amount of Eligible Inventories in such category or subcategory at the end of each of the three calendar months ending immediately prior to such date. The amount of Eligible Inventories in any such category or subcategory shall be determined on the basis of the tonnage of such Eligible Inventories.

         "Environmental Laws" means any and all federal, state and local statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the environment, to the effect of the environment on human health or the Release of pollutants, contaminants, Hazardous Substances, wastes or any other materials into the environment or the clean-up or other remediation thereof.

         "Environmental Liabilities" means all liabilities of the Borrower and any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to Section on the basis of an Adjusted London Interbank
Offered Rate.

         "Euro-Dollar Reference Banks" means the principal London offices of Chemical Bank, The Long-Term Credit Bank of Japan, Ltd. and Morgan Guaranty and each such other bank as may be appointed pursuant to Section 9.6(d).

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Existing Credit Agreement" means the Credit Agreement dated as of December 15, 1987 among the Borrower, the lenders party thereto and Morgan Guaranty, as agent, as amended to the date hereof.

         "Existing Letters of Credit" means the letters of credit issued before the Closing Date and listed on Schedule 1 hereto.

         "Existing Security Agreement" means the Security Agreement dated as of December 15, 1987 among the Borrower, J.P. Morgan Delaware, as security agent and Morgan Guaranty, as concentration bank and loan agent, as amended to the date hereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty on such day on such transactions as determined by the Administrative Agent.

         "Federal Lien" has the meaning set forth in Section 6.1(l).

         "Fees" means the Commitment Fee and the Letter of Credit Fees.

         "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Inventory Security Agreement.

         "Finished and Semifinished Inventories" means, at any date, all assets of the Borrower which were or would have been classified as finished and semifinished products (including contract work in progress less billings), in the Borrower's consolidated balance sheets referred to in Section 4.4(a), except for tool steel, foundry products and bolts, nuts, rivets and spikes.

         "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

         "Group of Loans" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time,
(ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8", such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

         "Increased Coverage Event" means any one of the following three events or conditions:

              (i) the maturity of Debt of the Borrower and its Subsidiaries exceeding $10,000,000 in aggregate principal amount is accelerated,

              (ii) the maturity of Debt Guaranteed by the Borrower or any Subsidiary is accelerated and the aggregate principal amount which the Borrower and its Subsidiaries become obligated to pay under their Guarantees of such Debt by reason of such acceleration exceeds $10,000,000 in any twelve month period or an aggregate of $30,000,000 at any time prior to the Termination Date, or

              (iii) one or more defaults occur under any agreement or agreements in respect of Debt Guaranteed by the Borrower or any Subsidiary and the aggregate principal amount of such Guaranteed Debt exceeds $10,000,000 and as a consequence of such default or defaults the Borrower or any of its Subsidiaries shall make any payment or give or agree to give any consideration or benefit of any kind (including, without limitation, any increased compensation, prepayment, shortening of maturities, security or other credit support) to the holders of such Guaranteed Debt and such payment, consideration or benefit is determined by the Required Lenders, after taking into account any payment, consideration or benefit paid, given or agreed to be given by such holders to the Borrower or any of its Subsidiaries (other than a waiver of such default), to be a material benefit to the holders of such Guaranteed Debt.

         "Indemnitee" has the meaning set forth in Section 9.3(c).

         "Initial Commitment" means, with respect to any Lender, such Lender's initial commitment under this Agreement, as reflected in such Lender's commitment letter delivered to the Borrower, with a copy to the Administrative Agent.

         "Interest Period" means: (i) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last
         Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar
         Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (ii) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60 or 90 days thereafter, as the Borrower may elect in the applicable notice; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Inventories" means, whether now owned or hereafter acquired by the Borrower, all "inventory" (as defined in the UCC), wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto, or which, in accordance with generally accepted accounting principles, would be included in inventories on the Borrower's balance sheets, (excluding, however, any of the foregoing which (i) is located outside the United States, (ii) is held at the Borrower's marine construction facilities at Sparrows Point, Maryland or Port Arthur, Texas for sale or other disposition, or to be furnished by the Borrower under a contract for services, or to be used or consumed by the Borrower, in the Borrower's marine construction business or (iii) has been returned to or repossessed by the Borrower or stopped in transit (including all additions and accessions thereto and replacements thereof)).

         "Inventory Information Memorandum" means the Bethlehem Steel Corporation Inventory Financing Facility Overview of Structure and Collateral dated as of July 1995.

         "Inventory Security Agreement" means the Inventory Security and Pledge Agreement dated as of September 12, 1995 among the Borrower, the Special Purpose Members, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit E hereto, as amended from time to time.

         "Issuance" means the issuance of a Letter of Credit pursuant to Section 2.2.

         "L/C Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         "L/C Issuing Bank" means each of Morgan Guaranty, Chemical Bank and The Long-Term Credit Bank of Japan, Ltd., each in its capacity as issuing bank for the Letters of Credit hereunder, or all of them, as the context may require, and their respective successors and each such other bank as may be appointed pursuant to Section 2.2(j); provided that when used with respect to any Syndicated Letter of Credit, "L/C Issuing Bank" shall mean Morgan Guaranty, and when used with respect to any Participated Letter of Credit, "L/C Issuing Bank" shall mean whichever of Morgan Guaranty, Chemical Bank, The Long-

Term Credit Bank of Japan, Ltd. and such other Lender as may be appointed pursuant to Section 2.2 (j) shall have issued such Participated Letter of Credit.

         "L/C Issuing Bank Letter of Credit Fee" has the meaning set forth in Section 2.2(g).

         "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section , and their respective successors.

         "Letter of Credit Fees" means the Letter of Credit
Participation Fee and the L/C Issuing Bank Letter of Credit Fee.

         "Letter of Credit Participation Fee" has the meaning set forth in Section 2.2(g).

         "Letters of Credit" has the meaning set forth in Section
2.2(a)!.

         "Lien" means, with respect to any asset, any mortgage, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale, capital lease or title retention arrangement in respect of such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

         "London Interbank Offered Rate" has the meaning set forth in Section .

         "Maximum Letter of Credit Amount" means at any time
$150,000,000.

         "Morgan Guaranty" means Morgan Guaranty Trust Company of New York, a New York State banking corporation.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section
2.3(a)#.

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.6(a)".

         "Notice of Issuance" has the meaning set forth in Section
2.2(b).

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section .

         "Participated Letter of Credit" has the meaning set forth in
Section 2.2(a)(ii).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) for purposes of Section 6.1(j) only, has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group, if any member of the ERISA Group would be subject to liability pursuant to Section 4069(a) of ERISA or any other provision of Title IV of ERISA relating to treatment of transactions to evade liability with respect to such plan.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty in New York City from time to time as its prime rate.

         "Quarterly Date" means each March 31, June 30, September 30 and December 31.

         "Raw Materials Inventories" means, at any date, all assets of the Borrower which were or would have been classified by the Borrower as raw materials and supplies in the Borrower's consolidated financial statements referred to in Section 4.4(a), except for stores supplies, foundry products and supplies, initial complement of maintenance spare parts, brick, lubrication oils and greases, paint, cleaning mixture (including acids), bolts, nuts, rivets and tool steel.

         "Receivables Commitment" means at any time with respect to each financial institution which is a party to the Receivables
Purchase Agreement, the
commitment of such financial institution under the Receivables
Purchase Agreement.

         "Receivables Documents" means the Receivables Purchase Agreement and such other agreements, documents or instruments entered into and delivered by BSF or the Borrower in connection with the transactions contemplated by the Receivables Purchase Agreement.

         "Receivables Facility" means the receivables facility established pursuant to the Receivables Documents.

         "Receivables Maximum Purchase Price" means, at any date, the level of the Adjusted Aggregate Net Investment (as defined in the Receivables Purchase Agreement) under the Receivables Facility which would give rise at such date to an Adjusted Buyers' Interest of 100% under the Receivables Facility.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of September 12, 1995 among BSF, the Special Purpose Members, the Borrower, as servicer, the financial institutions party thereto, Morgan Guaranty, as administrative agent and J.P. Morgan Delaware, as structuring and collateral agent, substantially in the form delivered to the Lenders prior to the date hereof, and as amended from time to time.

         "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous
Substance.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Obligation" means an obligation of the Borrower to reimburse the L/C Issuing Banks or the Lenders, as the case may be, pursuant to Section 2.2 for the amount of a drawing under a Letter of Credit.

         "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" has a corresponding meaning.

         "Required Lenders" means, at any time, Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having at least 66 2/3% of the aggregate Total Exposure of all the Lenders.

         "Revolving Credit Period" means the period from and including the Closing Date to but not including the Termination
Date.

         "S&P" means Standard & Poor's Ratings Group, together with its successors.

         "Secured Principal Amount" means, at any time, the sum of (i) the aggregate principal amount of the Loans then outstanding, (ii) the aggregate undrawn amount which is then, or may thereafter become, available for drawing under outstanding Letters of Credit, (iii) the aggregate amount of all unpaid Reimbursement Obligations for drawings theretofore made under Letters of Credit and (iv) the aggregate principal amount of Secured Tax Exempt Debt then outstanding.

         "Secured Tax Exempt Debt" means all obligations (whether contingent or non-contingent) of the Borrower arising under the Reimbursement Agreement dated as of October 1, 1994 between the Borrower and NBD Bank and the Tender Agent Agreement dated as of October 1, 1994 between the Borrower and NBD Bank and all documents and instruments executed in connection with the foregoing and all renewals, extensions and amendments thereof; provided that the aggregate principal amount of such Secured Tax Exempt Debt shall not at any time exceed $3,000,000.

         "Security Interests" means the security interests in the Collateral granted under the Inventory Security Agreement to secure the Secured Obligations and Guaranties (as defined therein).

         "Significant Subsidiary" means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Borrower (by notice to the Administrative Agent, which may be amended from time to time) as nonmaterial and which, if aggregated and considered as a single subsidiary, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

         "Special Purpose Member" means Bethlehem Steel Credit Affiliate One, Inc., a Maryland corporation, or Bethlehem Steel Credit Affiliate Two, Inc., a Maryland corporation, and "Special Purpose Members" means both Bethlehem Steel Credit Affiliate One, Inc., a Maryland corporation and Bethlehem Steel Credit Affiliate Two, Inc., a Maryland corporation.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Syndicated Letter of Credit" has the meaning set forth in
Section 2.2(a)!(i).

         "Termination Date" means September 12, 2000, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Total Exposure" means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans then outstanding, (ii) its share of the undrawn amount which is then, or may thereafter become, available for drawing under each outstanding Letter of Credit and (iii) its share of the amount of each unpaid Reimbursement Obligation for drawings theretofore made under any Letter of Credit.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Undrawn L/C Amount" shall mean, with respect to each Letter of Credit at any date of determination thereof, the undrawn amount of such Letter of Credit on such date.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         SECTION 1.2.  UCC Terms.  With respect to the Security
Interests, terms not otherwise defined herein which are defined in the UCC shall, unless the context otherwise requires, have the meanings set forth therein.

         SECTION 1.3. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if any change in generally accepted accounting principles after June 30, 1995 in itself materially affects Adjusted Consolidated Tangible Net Worth, the Borrower may by notice to the Administrative Agent, or the Administrative Agent (at the request of the Required Lenders) may by notice to the Borrower, require that Adjusted Consolidated Tangible Net Worth thereafter be calculated in accordance with generally accepted accounting principles as in effect, and applied by the Borrower, immediately before such change in generally accepted accounting principles occurs. If such notice is given, the compliance certificates delivered pursuant to Section 5.1(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

                              ARTICLE 2

                             THE CREDITS

         SECTION 2.1. Commitments to Lend. During the Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time; provided that, immediately after each such Loan is made, such Lender's Total Exposure shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $20,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11" and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.2.  Letters of Credit.

         (a) Commitment to Issue Letters of Credit.
             -------------------------------------

         (i) The Borrower may from time to time request that (A) the Lenders, acting through the L/C Issuing Bank in accordance with subsection (iii) below, issue a letter of credit (a "Syndicated Letter of Credit") pursuant to which the Lenders shall be severally obligated to the beneficiary to pay any drawings made thereunder ratably in proportion to their respective Commitments or (B) an L/C Issuing Bank issue a letter of credit (a "Participated Letter of Credit") pursuant to which such L/C Issuing Bank shall be obligated to the beneficiary to pay any drawings made thereunder and the Lenders shall be obligated to the L/C Issuing Bank to participate ratably in such drawings in proportion to their respective Commitments as hereinafter provided. Syndicated Letters of Credit and Participated Letters of Credit are collectively referred to herein as "Letters of Credit".

         (ii) On the Closing Date, each L/C Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have issued a Participated Letter of Credit hereunder, and each Lender shall be deemed, without further action by any party hereto, to have agreed to participate ratably in proportion to its Commitment in any drawings made under such Existing Letter of Credit. The Borrower and the Lenders party hereto that are also party to the Existing Credit Agreement agree that, concurrently with such issuance hereunder, the participations in the Existing Letters of Credit under the Existing Credit Agreement shall be automatically canceled without further action by any of the parties thereto. On and after the Closing Date each Existing Letter of Credit shall be deemed issued hereunder and shall thereupon be a Letter of Credit hereunder.

         (iii) Subject to subsection (v) below, and in accordance with its customary procedures (to the extent such procedures are not inconsistent with the terms of this Agreement), the L/C Issuing Bank agrees, on the terms and conditions set forth in this Agreement and at the request of the Borrower, to execute and deliver Syndicated Letters of Credit on behalf of each of the Lenders (and not as sole issuer) for the account of the Borrower or any Subsidiary from time to time from and including the Effective Date to but excluding the Termination Date; provided that no Syndicated Letter of Credit shall be issued, extended or renewed if such L/C Issuing Bank has been notified in writing by the Borrower, the Administrative Agent or the Required Lenders that any condition set forth in Section 3.2 is not satisfied on the date such Syndicated Letter of Credit is to be issued, extended or renewed; provided further that if any Syndicated Letter of Credit contains a provision pursuant to which it is deemed extended unless notice of termination is given by the L/C Issuing Bank, the L/C Issuing Bank shall give such notice of termination on behalf of each of the Lenders if it has been notified as provided in the immediately preceding proviso. The terms of each such Syndicated Letter of Credit shall provide that each Lender is obligated, severally and not jointly, to pay any drawings under such Letter of Credit ratably in proportion to such Lender's Commitment as in effect when such Letter of Credit is issued. Upon receipt of a Notice of Issuance pursuant to subsection (b) of this Section with respect to a Syndicated Letter of Credit, the L/C Issuing Bank shall prepare such Letter of Credit in a form customarily issued by it for its own account as issuing bank, but with such changes as the L/C Issuing Bank deems necessary or appropriate to reflect the fact that such Letter of Credit is a Syndicated Letter of Credit. Each Lender authorizes the L/C Issuing Bank to execute and issue such Syndicated Letter of Credit on its behalf as its attorney in fact; provided that such Syndicated Letter of Credit is issued in compliance with the provisions of this Section and within the limitations set forth in subsection (v) below.
Promptly after issuance of any Syndicated Letter of Credit, the L/C Issuing Bank will send to each of the Lenders a copy of such Letter of Credit in the form in which it was issued.

         (iv) Subject to subsection (v) below, and in accordance with its customary procedures (to the extent such procedures are not inconsistent with the terms of this Agreement), the L/C Issuing Bank agrees, on the terms and conditions set forth in this Agreement and at the request of the Borrower, to issue Participated Letters of Credit as sole issuing bank for the account of the Borrower or any Subsidiary from time to time from and including the Effective Date to but excluding the Termination Date; provided that no Participated Letter of Credit shall be issued, extended or renewed if such L/C Issuing Bank has been notified in writing by the Borrower, the Administrative Agent or the Required Lenders that any condition set forth in Section
3.2 is not satisfied on the date such Participated.

Letter of Credit is to be issued, extended or renewed; provided further that if any Participated Letter of Credit contains a provision pursuant to which it is deemed extended unless notice of termination is given by the L/C Issuing Bank, the L/C Issuing Bank shall give such notice of termination if it has been notified as provided in the immediately preceding proviso. Each Lender agrees to participate ratably in proportion to its Commitment in any drawings made under each Participated Letter of Credit.

         (v) The obligations of the Lenders and the L/C Issuing Banks to issue Letters of Credit pursuant to clauses (iii) and (iv) above are subject to the following additional conditions:

              (A) no Letter of Credit shall be issued (or extended or renewed) if, immediately after the issuance thereof, any Lender's Total Exposure would exceed the amount of its Commitment;

              (B) no Letter of Credit shall be issued (or extended or renewed) if, immediately after the issuance thereof, the Aggregate Letter of Credit Amount would exceed the Maximum Letter of Credit Amount;

              (C) no Letter of Credit shall expire more than 18 months after its date of issuance; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the L/C Issuing Bank; provided further that no Letter of Credit shall have an expiry date later than seven Domestic Business Days prior to the Termination Date;

              (D) without the approval of the Required Lenders (and in the case of Participated Letters of Credit, the L/C Issuing
         Bank), no Letter of Credit shall be issued (x) to support the obligations of the Borrower or any Subsidiary with respect to any Debt or Guarantee, or (y) to finance the export or import of weapons;

              (E) the Borrower shall have used its reasonable best efforts to cause, to the extent practicable, the aggregate face amount of all outstanding Participated Letters of Credit issued by each L/C Issuing Bank to be equal to the aggregate face amount of all outstanding Participated Letters of Credit issued by each other L/C Issuing Bank; and

              (F) the aggregate face amount of all outstanding
         Participated Letters of Credit issued by any one L/C Issuing Bank shall not exceed $80,000,000.

         (vi) The L/C Issuing Banks and the Lenders shall not be obligated to issue any Letter of Credit in connection with the financing of imports into or exports from the United States if the L/C Issuing Bank believes that the issuance of such Letter of Credit would not meet the criteria (with regard to goods shipped, nationality of beneficiary, country of origin, or other similar considerations) customarily applied by it when considering a request to issue such letters of credit.

         (b) Notice of Issuance.  The Borrower shall give, at least
             ------------------
three Domestic Business Days before each Letter of Credit is to be issued, notice (a "Notice of Issuance") to (x) the Administrative Agent and (y) to the L/C Issuing Bank issuing such Letter of Credit (which, in the case of a Participated Letter of Credit, shall, subject to Section 2.2(a), be the L/C Issuing Bank selected by the Borrower) specifying: (A) the date of issuance and expiry date of such Letter of Credit, (B) if Morgan Guaranty is the L/C Issuing Bank, whether such Letter of Credit is to be a Syndicated Letter of Credit or a Participated Letter of Credit, (C) the proposed terms of such Letter of Credit, including the face amount thereof, and (D) the transaction that is to be supported or financed by such Letter of Credit. The Administrative Agent shall, upon receipt of a Notice of Issuance, promptly notify each Lender of the contents thereof and of the amount of such Lender's ratable share of or participation in such Letter of Credit and such Notice of Issuance shall not thereafter be revocable by the Borrower.

         (c) Undrawn L/C Amounts.  Any increase in the Undrawn L/C
             -------------------
Amount with respect to any outstanding Letter of Credit may be by amendment or replacement of such Letter of Credit, but in either event such increase shall be deemed to constitute the issuance of a new Letters of Credit and, therefore, subject to the satisfaction of the conditions set forth in Section 3.2. Reductions in the Undrawn L/C Amounts of outstanding Letters of Credit (other than by drawings thereunder) may occur by the terms thereof or by amendment or replacement of such Letters of Credit, in which event such reduction shall be effective at the time of such amendment or exchange.

         (d) Drawings under Letters of Credit.
             --------------------------------

              (i) Upon receipt from the beneficiary of any Letter of Credit of demand for payment under such Letter of Credit, the L/C Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such request for payment and shall determine in accordance with the terms of such Letter of Credit whether such request for payment should be honored.

              (ii) If the L/C Issuing Bank determines that a demand for payment by the beneficiary of a Syndicated Letter of Credit should be honored, the L/C Issuing Bank shall promptly notify the Borrower, the Administrative Agent and each Lender of the aggregate amount to be paid as a result of such demand and shall notify each Lender of its share of such amount. Each Lender shall make available its share of the amount so demanded in accordance with the terms of such Syndicated Letter of Credit, in Federal or other funds immediately available in New York City, to the L/C Issuing Bank at the L/C Issuing Bank's address specified in or pursuant to
         Section 9.1. The L/C Issuing Bank will make the funds so received from the Lenders available to the beneficiary at the L/C Issuing Bank's aforesaid address in accordance with the terms of such Syndicated Letter of Credit.

              (iii) If the L/C Issuing Bank determines that a demand for payment by the beneficiary of a Participated Letter of Credit should be honored, the L/C Issuing Bank shall make available to the beneficiary in accordance with the terms of such Participated Letter of Credit the amount of the drawing under such Participated Letter of Credit. The L/C Issuing Bank shall thereupon notify the Borrower, the Administrative Agent and each Lender of the amount of such drawing paid by it and the amount of each Lender's participation therein.

         (e) Reimbursement and Other Payments by the Borrower.
             ------------------------------------------------

         (i) If any amount is drawn under any Letter of Credit, the Borrower agrees to reimburse (A) the Administrative Agent for the account of each Lender, in the case of a Syndicated Letter of Credit, and (B) the L/C Issuing Bank, in the case of a Participated Letter of Credit, for all amounts paid by such Lender or the L/C Issuing Bank (as the case may be) upon such drawing, together with any and all reasonable charges and expenses which any Lender or the L/C Issuing Bank may pay or incur relative to such drawing and (x) interest on the amount drawn at the average rate charged to the L/C Issuing Bank on overnight Federal funds transactions for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable and (y) interest on any and all amounts unpaid by the Borrower when due hereunder with respect to a Letter of Credit from the date when due until such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the Base Rate. Such reimbursement payment shall be due and payable (x) on the date the L/C Issuing Bank notifies the Borrower of such drawing, if such notice is given at or before 12:00 Noon (New York City time), or (y) if such notice is given after 12:00 Noon (New York City time), then not later than 10:00 A.M. (New York City time) on the first Domestic Business Day succeeding the date such notice is given. Promptly upon receipt of a reimbursement payment with respect to a Syndicated Letter of Credit, the Administrative Agent shall distribute to each Lender its pro rata share thereof, including interest, to the extent received by the Administrative Agent.

         (ii) In addition, the Borrower agrees to pay to each Lender (in the case of a Syndicated Letter of Credit) and the L/C Issuing Bank (in the case of a Participated Letter of Credit) upon each transfer of any Letter of Credit in accordance with its terms, a sum equal to such amount as shall be necessary to cover the reasonable costs and expenses of such Lender or the L/C Issuing Bank (as the case may be) incurred in connection with such transfer.

         (f) Payments by Lenders with Respect to Participated Letters
             --------------------------------------------------------
of Credit.
---------

         (i) Each Lender shall make available an amount equal to its ratable share of any drawing under a Participated Letter of Credit, in Federal or other funds immediately available in New York City, to the L/C Issuing Bank by 3:00 P.M. (New York City time) on the Domestic Business Day following such drawing, together with interest on such amount at the average rate charged to the L/C Issuing Bank on overnight Federal funds transactions on the date of such drawing as determined by the L/C Issuing Bank, at the L/C Issuing Bank's address specified in or pursuant to Section 9.1; provided that each Lender's obligation shall be reduced by its pro rata share of any reimbursement by the Borrower in respect of such drawing pursuant to Section 2.2(e)(i); provided further that no Lender shall be obligated to make any payment under this Section with respect to.

any Participat ed Letter of Credit issued, extended or renewed if such L/C Issuing Bank had been notified in writing by the Borrower, the Administra tive Agent or the Required Lenders that any condition set forth in Section 3.2 was not satisfied on the date such Participat ed Letter of Credit was issued, extended or renewed. The L/C Issuing Bank shall notify each Lender and the Administra tive Agent of the amount of such Lender's obligation in respect of any drawing under a Participat ed Letter of Credit not later than 10:00 A.M. (New York City time) on the day such payment by such Lender is due. Each Lender shall be subrogated to the rights of the L/C Issuing Bank against the Borrower to the extent of all amounts paid by such Lender to the L/C Issuing Bank, plus interest thereon, from and including the day such amount is paid by such Lender to the L/C Issuing Bank to but excluding the day the Borrower makes payment to the L/C Issuing Bank pursuant to subsection (d) above, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the Base Rate.

         (ii) If any Lender fails to pay any amount required pursuant to clause (i) of this subsection on the date on which such payment is due, interest shall accrue on such Lender's obligation to make such payment from and including the date such payment is due to but excluding the day such Lender makes such payment, whether before or after judgment, at a rate per annum equal to (A) in the case of the day such payment is due to and including the first succeeding Domestic Business Day (and any intervening days) following the day on which notice of such Lender's obligation in respect of any drawing was given, the average rate charged to the L/C Issuing Bank on overnight Federal funds transactions for each such day as determined by the L/C Issuing Bank and (B) thereafter, the sum of 2% plus the Base Rate.
Any payment made by any Lender after 3:00 P.M., New York City time, on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

         (iii) The obligation of each Lender to pay to the L/C Issuing Bank its proportionate share of each drawing under a Participated Letter of Credit and the obligation of the Borrower to reimburse the Lenders or the L/C Issuing Banks for payments pursuant to this Section, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (A) any lack of validity or enforceability of this Agreement;

         (B) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any L/C Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

         (C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient.

         in any respect or any statement therein being untrue or inaccurate in any respect;

         (D) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement; or

         (E) the occurrence or continuance of any Default or Event of Default.

         (g) Letter of Credit Fees.  The Borrower agrees to pay to the
             ---------------------
Administrative Agent for the account of each Lender a letter of credit fee (the "Letter of Credit Participation Fee") with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit until the last day a drawing is available under such Letter of Credit, at the L/C Fee Rate on the Undrawn L/C Amount. The Borrower also agrees to pay to each L/C Issuing Bank, for its own account, a fee (the "L/C Issuing Bank Letter of Credit Fee"), computed with respect to the Undrawn L/C Amount of each Participated Letter of Credit issued by such L/C Issuing Bank as set forth in the preceding sentence, at a rate per annum equal to 1/4 of 1%. Such Letter of Credit Fees shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

         (h) Payment upon Acceleration.  If the Commitments shall be
             -------------------------
terminated or the principal of the Notes shall become immediately due and payable pursuant to Section 2.10 or 6.1, but the Administrative Agent shall not have given an Enforcement Notice (as defined in the Inventory Security Agreement) as provided in Section 6.1, the Borrower shall pay to the L/C Issuing Bank for application to drawings under any then outstanding Letters of Credit an amount equal to the aggregate amount which is then, or may thereafter become, available for drawing under such Letters of Credit. The L/C Issuing Bank shall invest such amount in Liquid Investments (as defined in the Inventory Security Agreement) at the direction of the Administrative Agent. If the Administrative Agent subsequently gives an Enforcement Notice or an event specified in clause (h) or (i) of Section 6.1 shall have occurred and be continuing with respect to the Borrower, the L/C Issuing Bank shall pay all amounts held by it pursuant to this subsection to the Collateral Agent for application pursuant to the Inventory Security Agreement. If an Enforcement Notice is not then in effect and no event specified in clause (h) or (i) of Section 6.1 shall have occurred and be continuing with respect to the Borrower, any amount so paid by the Borrower to the L/C Issuing Bank with respect to a Letter of Credit and not applied to a drawing thereunder shall be repaid to the Borrower, with interest or other income (to the extent received by the L/C Issuing Bank on the related Liquid Investments), as promptly as practicable after such Letter of Credit expires or is fully drawn.

         (i) Limited Liability of the L/C Issuing Bank.  The Borrower
             -----------------------------------------
assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Lenders, the L/C Issuing Banks and their respective officers and directors shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact.

prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the L/C Issuing Bank or, in the case of a Syndicated Letter of Credit, any Lender against presentation of documents to the L/C Issuing Bank which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make or notifying or failing to notify any Lender that it is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the L/C Issuing Bank and, in the case of clause (ii)(B) of this sentence, against any Lender, and the L/C Issuing Bank or a Lender, as the case may be, shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the L/C Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) (A) the L/C Issuing Bank's willful failure to pay, or to notify any Lender that it is required to pay, or, (B) in the case of Syndicated Letters of Credit, a Lender's willful failure to pay, after receipt of notice from the L/C Issuing Bank pursuant to Section 2.2(d)(ii) , under any Letter of Credit after the presentation to the L/C Issuing Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit; provided that this clause (ii) shall not apply to any failure by the L/C Issuing Bank or Lender to pay under any Letter of Credit to the extent that such payment is prevented by injunction or other similar court order. Subject to the preceding sentence, the L/C Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the L/C Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Lender shall, ratably in accordance with its Commitment , indemnify the L/C Issuing Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuing Bank's gross negligence or willful misconduct ) that the L/C Issuing Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the L/C Issuing Bank hereunder.

         (j) Appointment of L/C Issuing Bank.  The Borrower and the
             -------------------------------
Administrative Agent may, by one or more written instruments acceptable to and executed by each of them, appoint one or more
Lenders to perform all or any portion of the functions of an L/C
Issuing Bank with respect to Participated Letters of Credit under this Agreement.

         SECTION 2.3.  Method of Borrowing.  (a) The Borrower shall
                       -------------------
give the Administrative Agent notice (a "Notice of Borrowing") not later than (x) 10:30 A.M. (New York City time) on the date of each Base Rate Borrowing, (y) 12:00 Noon (New York City time) on the second Domestic Business Day before each CD Borrowing and (z) 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
         Borrowing;

              (ii) the aggregate amount of such Borrowing;

              (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

              (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         A Notice of Borrowing shall not be required in connection with a conversion pursuant to the second sentence of Section 2.6(c) or a borrowing of Base Rate Loans pursuant to Section 8.1 or Section 8.2.

         (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.4.  Notes.  (a) The Loans of each Lender shall be
                       -----
evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

         (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Lender's Note pursuant to Section , the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.5.  Maturity of Loans.  Each Loan shall mature, and
                       -----------------
the principal amount thereof shall be due and payable, on the Termination Date.

         SECTION 2.6.  Method of Electing Interest Rates.  (a) The
                       ---------------------------------
Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8"), as follows:

              (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans or Euro-Dollar Loans;

              (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

              (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans. Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are Domestic Loans to be converted to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $20,000,000 or any larger multiple of $1,000,000.

         (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Administrative Agent does not receive a Notice of Interest Period Election for Fixed Rate Loans pursuant to subsection (a) of this Section within the applicable time limit specified therein prior to the last day of the current Interest Period applicable to such Loans, and the Borrower has not delivered a notice of prepayment relating to such Loans, then the Borrower shall be deemed to have elected that such Loans be converted to Base Rate Loans on the last day of such Interest Period.

         (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.2.

         SECTION 2.7.  Interest Rates.  (a) Each Base Rate Loan shall
                       --------------
bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable quarterly on each Quarterly Date and on the Termination Date, commencing on the first such date after such Base Rate Loan is made and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (ii)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any CD Loan converted or continued pursuant to Section 2.6 on a day other than the last day of the Interest Period applicable thereto, on the date of such conversion or continuation. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the rate applicable to Base Rate Loans for such day and (ii) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan at the date such payment was due.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

       [ CDBR ] 1

       ACDR = [ ------- ] + AR

          [ 1.00 - DRP ]

    ACDR = Adjusted CD Rate

       CDBR = CD Base Rate

---------------------
1 The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

      DRP = Domestic Reserve Percentage

      AR = Assessment Rate.

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period; provided that, if any Euro-Dollar Loan shall, as a result of clause (i)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, with respect to the principal amount of any Euro-Dollar Loan converted or continued pursuant to Section 2.6 on a day other than the last day of the Interest Period applicable thereto, on the date of such conversion or continuation.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by
(ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.1" shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

         (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1" shall apply.

         SECTION 2.8. Fees. (a) Subject to subsection (b) below, the Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") calculated at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the excess of such Lender's Commitment over such Lender's Total Exposure.

         (b) Commitment Fees shall accrue from and including the Closing Date to but excluding the date of termination of the Commitments in their entirety and shall be payable on each Quarterly Date prior to the Termination Date with respect to the three month period ending one month prior to such Quarterly Date, and on the Termination Date. Commitment Fees which are payable on the Termination Date or on any other date on which the termination of the Commitments in their entirety is effective (the "Final Fee Payment Date") shall be calculated with respect to the period from the most recent date with respect to which such fees have been paid pursuant to this Section to the Final Fee Payment Date. The aggregate amount of Commitment Fees payable to the Administrative Agent for the account of each Lender on each Quarterly Date shall be reduced by an amount determined by the Borrower and such Lender to be equal to the product of (i) the amount of Net Free Balances (if any) maintained by the Borrower and its Subsidiaries with such Lender during the three month period ending two months prior to such Quarterly Date and (ii) the Average Credit Balance Rate for the three month period ending two months prior to such Quarterly Date; provided that the portion of any payment of Commitment Fees due on the Final Fee Payment Date that relates to a period that is more recent than two months prior to such date shall not be reduced on account of any Net Free Balances. Upon making each payment of such Commitment Fees to the Administrative Agent, the Borrower shall advise the Administrative Agent as to the portion thereof to be paid for the account of each Lender, and the Administrative Agent shall distribute such payment in accordance with such advice. For purposes of this Section 2.8, "Net Free Balances" for any Lender during any period means the daily average amount of collected balances maintained by the Borrower and its Subsidiaries in non-interest bearing accounts with such Lender during such period that the Borrower and such Lender have agreed do not support credit or operational services performed by such Lender (other than pursuant to this Agreement) for the Borrower and its Subsidiaries, and "Average Credit Balance Rate" means for any period the average of the 90-day U.S. Treasury Bill rate as of the end of each week or portion thereof during such period as calculated by the Administrative Agent, such calculation to be conclusive in the absence of manifest error.

         (c) On the Closing Date, the Borrower shall pay to the Agents, for their own accounts, such fees and compensation in such amounts as are set forth in the letter dated July 24, 1995.

         (d) On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of each Lender, a fee equal to
(w) 5/8 of 1% of such Lender's Commitment, if such Lender's Initial Commitment was at least $30,000,000, (x) 1/2 of 1% of such Lender's Commitment, if such Lender's Initial Commitment was at least $20,000,000 but less than $30,000,000, (y) G of 1% of such Lender's Commitment, if such Lender's Initial Commitment was at least $10,000,000 but less than $20,000,000, and (z) 1/4 of 1% of such
Lender's Commitment, if such Lender's Initial Commitment was at least $6,000,000 but less than $10,000,000.

         SECTION 2.9.  Optional Termination or Reduction of
                       ------------------------------------
Commitments.  During the Revolving Credit Period, the Borrower may,
-----------
upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans, Letters of Credit or Reimbursement Obligations are then outstanding or (ii) reduce the Commitments from time to time by an aggregate amount of $25,000,000 or any multiple of $5,000,000 in excess thereof; provided that, in connection with each such reduction of the Commitments, (x) the amounts by which the Commitments of the several Lenders are reduced shall be in proportion to the amounts shown on the signature pages hereof as their respective Commitments and (y) after giving effect to such reduction, the Total Exposure of each Lender shall not exceed the amount of its Commitment as so reduced. If the Commitments are reduced, any accrued Commitment Fees applicable to the amount by which the Commitments were so reduced shall be due and payable one month after the effective date of such reduction. If the Commitments are terminated in their entirety, all accrued Commitment Fees shall be payable on the effective date of such termination.

         SECTION 2.10.  Mandatory Termination of Commitments.  The
                        ------------------------------------
Commitments shall terminate on the earliest of (i) the Termination Date, (ii) the date on which commitments are terminated under the Receivables Purchase Agreement, and (iii) the date on which Commitments are terminated in accordance with this Agreement, and, in any case, any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date and any Letters of Credit then outstanding shall be cash collateralized on such date in accordance with Section 2.2(h).

         SECTION 2.11.  Optional Prepayments.  (a) Subject in the case
                        --------------------
of any Fixed Rate Borrowing to Section 2.14, the Borrower may, (i) upon notice delivered to the Administrative Agent not later than 10:00 A.M. (New York City time) on the day of any prepayment, prepay the Group of Base Rate Loans, (ii) upon notice delivered to the Administrative Agent not later than 12:00 Noon (New York City time) on the second Domestic Business Day before the day of prepayment, prepay any Group of CD Loans, and (iii) upon notice delivered to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the day of prepayment, prepay any Group of Euro-Dollar Loans, in each case, in whole at any time, or from time to time in part in amounts aggregating $20,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12.  Mandatory Prepayments.  (a) If on the date of
                        ---------------------
delivery of any Borrowing Base Certificate pursuant to Section 5.1(e)(ii), 5.1(f), 5.1(g) or 5.1(k) or on the date of any closing referred to in any certificate delivered pursuant to Section 5.7(ii), the Applicable Percentage of the Secured Principal Amount shall exceed the Borrowing Base reflected in the applicable certificate, the Borrower shall prepay the Loans (together with interest accrued thereon) to the extent required so that the Applicable Percentage of the Secured Principal Amount on such date does not exceed the Borrowing Base so reflected.

         (b) Each prepayment of Loans required by subsection (a) of this Section shall be made with respect to such Group or Groups of Loans as the Borrower may specify by notice to the Administrative Agent at or before the time of such prepayment and shall be applied to prepay the Loans comprising each such Group pro rata; provided that, if no such timely specification is given by the Borrower, such payment shall be allocated to such Group or Groups as the Administrative Agent may determine.

         (c) If after all Loans have been repaid pursuant to subsection (a) of this Section the Total Exposure of any Lender still exceeds the amount of such Lender's Commitment or the Applicable Percentage of the Secured Principal Amount still exceeds the Borrowing Base, the Borrower shall pay to the L/C Issuing Bank for application to future drawings under any then outstanding Letters of Credit an amount equal to such excess (or such lesser amount as the Lenders agree is sufficient to cover such future drawings). Any amounts paid to Morgan Guaranty in its capacity as L/C Issuing Bank with respect to any Syndicated Letter of Credit shall be held and invested by Morgan Guaranty on behalf of each of the Lenders. The L/C Issuing Bank shall invest such amount in Liquid Investments (as defined in the Inventory Security Agreement) at the direction of the Administrative Agent, and shall apply such amount to drawings in the order in which such drawings are made. To the extent not applied to drawings under any Letter of Credit, such amount shall be repaid to the Borrower with interest in the manner provided in Section 2.2(h) as promptly as practicable after the earlier of (i) the date on which all outstanding Letters of Credit have expired or been fully drawn and (ii) the date ("Delivery Date") the Collateral Agent delivers a Collateral Report, if the Borrowing Base on each date for which the Borrower has been required to calculate the Borrowing Base pursuant to Section 5.1(e) since the date of payment by the Borrower of such amount and on any other date for which an estimate has been made during the thirty-day period preceding the Delivery Date exceeds the Applicable Percentage of the Secured Principal Amount on such date. If the Administrative Agent gives an Enforcement Notice (as defined in the Inventory Security Agreement), the L/C Issuing Bank shall pay all amounts held by it pursuant to this subsection to the Collateral Agent for application pursuant to the Inventory Security Agreement.

         (d) At any time the Borrower is required to make a payment to the L/C Issuing Banks pursuant to subsection (c), the Collateral
Agent, if requested by the

Required Lenders, shall prepare and deliver a Collateral Report to the Lenders, the L/C Issuing Banks, the Administrative Agent and the Borrower. The Borrower will, promptly upon notice of such request, provide to the Collateral Agent all information and evidence reasonably requested concerning the Inventory to enable the Collateral Agent to prepare the Collateral Report.

         SECTION 2.13.  General Provisions as to Payments.  (a) The
                        ---------------------------------
Borrower shall make each payment of principal of, and interest on, the Loans and of Fees and other amounts payable hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent shall promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Domestic Loans or of Fees or other amounts payable hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14.  Funding Losses.  If the Borrower makes any
                        --------------
payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted or continued (pursuant to Article 2, 6, 8" or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section , or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with Section , 2.6 or the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, conversion or continuation or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15.  Computation of Interest and Fees.  Interest
                        --------------------------------
based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and Commitment Fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Letter of Credit Fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated for the relevant period (including the first day and including the last day).

                              ARTICLE 3

                CONDITIONS TO BORROWINGS AND ISSUANCES

         SECTION 3.1.  Closing.  The closing hereunder shall occur
                       -------
upon receipt by the Agents of the following, all of which shall be in form and substance acceptable to the Agents:

         (a) a duly executed Note for the account of each Lender dated on or before the Closing Date complying with the provisions of Section 2.4;

         (b) an opinion dated the Closing Date of the Assistant
General Counsel of the Borrower in substantially the form of Exhibit G hereto and covering such other matters as the Administrative Agent may reasonably request;

         (c) an opinion dated the Closing Date of Davis Polk &
Wardwell, special counsel for the Agents in substantially the form of Exhibit H hereto and covering such other matters as the Administrative Agent may reasonably request;

         (d) evidence satisfactory to the Administrative Agent that the commitments under the Existing Credit Agreement have terminated, all loans thereunder have been repaid in full (all Lenders hereunder which are also lenders under the Existing Credit Agreement hereby agreeing that such repayment may be made, whether at the end of interest periods under the Existing Credit Agreement or not), all accrued fees and other amounts payable thereunder (including, without limitation, any funding costs payable pursuant to the Existing Credit Agreement) have been paid in full and that all letters of credit issued thereunder (other than those listed on Schedule 1 and those deemed to be issued under the Receivables Purchase Agreement) have been returned to the issuers thereof (or to the Administrative Agent) for cancellation;

         (e) a Borrowing Base Certificate dated the Closing Date setting forth the Borrowing Base as of August 31, 1995;

         (f) a duly executed copy of the Inventory Security Agreement, a duly executed copy of the Perfection Certificate (as defined in the Inventory Security Agreement); all Pledged Instruments (as defined in the Inventory Security Agreement) delivered to the Collateral Agent and endorsed to the order of the Collateral Agent; and all certificates representing Pledged Stock or Pledged Interests (in each case as defined in the Inventory Security Agreement), accompanied by duly executed instruments of transfer or assignment in blank, delivered to the Collateral Agent;

         (g) acknowledgement copies of proper financing statements (Form UCC-1) naming the Borrower as the debtor and the Collateral Agent, on behalf of the Lenders, as the secured party, or other similar instruments or documents as may be necessary or, in the opinion of the Collateral Agent or its counsel, desirable under the UCC of all appropriate jurisdictions to evidence and perfect the Lenders' Security Interests in the Borrower's Collateral (as defined in the Inventory Security Agreement);

         (h) acknowledgement copies of proper financing statements (Form UCC-1) naming the Special Purpose Members as the debtors and the Collateral Agent, on behalf of the Lenders, as the secured party, or other similar instruments or documents as may be necessary or, in the opinion of the Collateral Agent or its counsel, desirable under the UCC of all appropriate jurisdictions to evidence and perfect the Lenders' Security Interests in the Special Purpose Members' Collateral (as defined in the Inventory Security Agreement);

         (i) executed financing statements (Form UCC-3) necessary to release all security interests and other rights of any Person previously granted by the Borrower in the Borrower's Collateral;

         (j) (i) requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Collateral Agent or its counsel) dated a date reasonably near the Closing Date listing all effective financing statements which name the Borrower (under its present name and any previous name) as debtor, together with copies of such financing statements (none of which, unless subject to a release referred to in clause (h) above, shall cover any Collateral) and (ii) requests for information dated a date reasonably near the Closing Date regarding tax liens against the Borrower in the relevant offices in the States of Indiana, Maryland, New York and Pennsylvania;

         (k) from NBD Bank a certificate of an authorized officer of NBD Bank attaching a true and correct copy of the instrument or instruments evidencing the Secured Tax Exempt Debt;

         (l) a certificate as to insurance coverage as required by
Section 5.2(b);

         (m) a certificate signed by the Chief Financial Officer, Treasurer or Controller of the Borrower that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the Closing Date;

         (n) the fees described in Section 2.8(c) and (d);

         (o) evidence satisfactory to the Administrative Agent of the satisfaction of all the conditions to the closing of the Receivables Facility on the Closing Date, and that all transactions contemplated by the Receivables Documents to be consummated on the Closing Date will take place prior to or contemporaneously with the closing contemplated hereunder; and

         (p) all documents the Agents may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agents.


         The Administrative Agent shall promptly notify the Borrower and the Lenders of the date on which the foregoing conditions have been satisfied, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.2.  All Borrowings and Issuances.  The obligation
                       ----------------------------
of each Lender to make a Loan on the occasion of each Borrowing and the obligation of the L/C Issuing Bank to issue each Letter of Credit are subject to the satisfaction of the following conditions:

         (a) (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.3(a)# or (ii) receipt by the L/C Issuing Bank of a Notice of Issuance as required by Section 2.2, as the case may be;

         (b) receipt by the Administrative Agent of a certificate dated the date of such Borrowing or Issuance and signed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower certifying that:

              (i) immediately before and after such Borrowing or Issuance, no Default or Potential Termination Event or
         Termination Event (as such terms are defined in the Receivables Purchase Agreement) shall have occurred and be continuing; and

              (ii) the representations and warranties of the Borrower contained in this Agreement (other than the representation and warranty set forth in Section 4.4(c)) and the other Financing Documents shall be true on and as of the date of such Borrowing;

         (c) the fact that immediately after such Borrowing or Issuance the Applicable Percentage of the Secured Principal Amount shall not exceed the lesser of (i) the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent and (ii) the Receivables Maximum Purchase Price; and

         (d) the fact that no Federal Lien shall have been filed against the Borrower which covers or may cover any Collateral (as defined in the Inventory Security Agreement) and such Federal Lien remains undischarged.

                              ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.1.  Corporate Existence and Power.  The Borrower is
                       -----------------------------
a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.2.  Corporate and Governmental Authorization; No
                       --------------------------------------------
Contravention.  The execution, delivery and performance by the
-------------
Borrower of the Financing Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by the Inventory Security Agreement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (except the Security Interests).

         SECTION 4.3.  Binding Effect.  This Agreement and the
                       --------------
Inventory Security Agreement constitute valid and binding agreements of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

         SECTION 4.4.  Financial Information.  (a) The consolidated
                       ---------------------
balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Price Waterhouse LLP and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its

Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 1995 as filed with the Securities and Exchange Commission on the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section 4.4 (except that the notes to such quarterly financial statements are abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

         (c) Since June 30, 1995, there has been no material adverse change in the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.5.  Litigation.  There is no action, suit or
                       ----------
proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (i) which could materially adversely affect the ability of the Borrower to perform its obligations under any of the Financing Documents, or (ii) which would in any material respect draw into question the validity of any of the Financing Documents.

         SECTION 4.6.  Compliance with ERISA.  Each member of the
                       ---------------------
ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, and has not incurred any liability under Title IV of ERISA (i) to the PBGC other than a liability to the PBGC for premiums under Section 4007 of ERISA or (ii) in respect of a Multiemployer Plan which has not been discharged in full when due.

         SECTION 4.7.  Taxes.  United States Federal income tax
                       -----
returns of the Borrower and the members of its "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code) have been examined through the taxable year ended December 31, 1987 and are closed through the taxable year ended December 31, 1986. The Borrower and the members of its "affiliated group" (as so defined) have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes stated to be due in such returns or pursuant to any assessment received by them, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other similar governmental charges, additions to taxes and any penalties and interest thereon are, in the opinion of the Borrower, adequate.

         SECTION 4.8.  Environmental Compliance.

         (a) Except as disclosed on Schedule 4.8,

              (i) the Borrower and its Subsidiaries have obtained, or made timely application for, all permits, certificates, licenses, approvals, registrations and other authorizations (collectively "Permits") which are required under all applicable Environmental Laws and are necessary for their operations and are in compliance with the terms and conditions of all such Permits, except where the failure to obtain such Permits or to comply with their terms would not have, individually or in the aggregate, a material adverse effect on the Borrower and its Consolidated Subsidiaries, considered as a whole;

              (ii) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrower's knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by the Borrower or any Subsidiary of any Environmental Law,

              (B) alleged failure by the Borrower or any Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (C) Regulated Activity or (D) Release of Hazardous Substances, except where such event or events would not have, individually or in the aggregate, a material adverse effect on the Borrower and its Consolidated Subsidiaries, considered as a whole;

              (iii) to the knowledge of the Borrower, all oral or written notifications of a Release of a Hazardous Substance required to be filed under any applicable Environmental Law have been filed or are in the process of being filed by or on behalf of the Borrower or any Subsidiary;

              (iv) no property now owned or coal mining operation or steel facility which is now leased by the Borrower or any Subsidiary and, to the knowledge of the Borrower, no such property previously owned or leased or any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of the Borrower, other investigations which may lead to claims against the Borrower or any Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA, except where such listings or investigations would not have, individually or in the aggregate, a material adverse effect on the Borrower and its Consolidated Subsidiaries, considered as a whole; and

              (v) there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by the Borrower or any Subsidiary, and no government actions have been taken or, to the knowledge of the Borrower, are in process which could subject any of such properties or assets to such Liens.

         (b) For purposes of this Section, the terms "Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any Subsidiary.

         SECTION 4.9.  Full Disclosure.  All information, including
                       ---------------
the Inventory Information Memorandum, furnished by the Borrower to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, taken as whole and in light of the circumstances under which such information is furnished, true and accurate in all material respects on the date as of which such information is stated or certified. It is understood that the foregoing is limited to the extent that (i) information relating to the steel industry generally is to the best of the Borrower's knowledge, (ii) projections have been made in good faith by the management of the Borrower and in the view of the Borrower's management are reasonable in light of all information known to management as of the Closing Date, and (iii) no representation or warranty is made as to whether the projected results will be realized. The Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may so affect (to the extent that the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under any of the Financing Documents.

                                   ARTICLE 5

                                   COVENANTS

         The Borrower agrees that, as long as any Lender has any Commitment hereunder or any Letter of Credit remains outstanding or any amount payable under any Note or any Reimbursement Obligation remains unpaid:

         SECTION 5.1.  Information.  The Borrower will deliver to each
                       -----------
of the Lenders:

         (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse LLP or other independent public accountants of nationally recognized standing (the Borrower being permitted to satisfy the requirements of this clause (a) by delivery of its annual report on Form 10-K (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and statements of cash flow for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency (except for the notes to such quarterly statements, which may be abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements) by the Chief Financial Officer, the Treasurer or the Controller of the Borrower (the Borrower being permitted to satisfy the requirements of this clause (b) by delivery of its quarterly report on Form 10-Q (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Chief Financial Officer, the Treasurer or the Controller of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.6 on the date of such financial statements and (ii) stating whether any Default or Increased Coverage Event exists on the date of such certificate and, if any Default or Increased Coverage Event then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) in the case of the certificate delivered simultaneously with each set of financial statements referred to in clause (a) above, showing in reasonable detail the amount of insurance coverage for the Borrower and its Subsidiaries then in effect;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention relating to accounting matters in the course of their audit to cause them to believe that any Default or Increased Coverage Event existed on the date of such statements and (ii) confirming the calculations required by clause
(c)(i) above and set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) within 20 days after the end of each month, (i) a Borrowing Base Certificate (the "Monthly Borrowing Base Certificate") setting forth a calculation of the Borrowing Base as of the end of such month and (ii) if the Applicable Percentage of the Secured Principal Amount at the time of the delivery of the Monthly Borrowing Base Certificate exceeds the Borrowing Base as set forth in such certificate, simultaneously with the delivery of such certificate a certificate of the Chief Financial Officer, the Treasurer or the Controller of the Borrower dated as of one Domestic Business Day prior to the delivery of the Monthly Borrowing Base Certificate setting forth in the form of the Borrowing Base Certificate the Borrowing Base as of the close of business on such date and specifying whether the Borrower is required to take any action to comply with Section 2.12;

         (f) if on any date any officer of the Borrower becomes aware that the Applicable Percentage of the Secured Principal Amount exceeds the Borrowing Base on such date, a Borrowing Base Certificate, to be dated as of and delivered to the Administrative Agent one Domestic Business Day after such date, setting forth the Borrower's good faith estimate as to the calculation of the Borrowing Base as of the close of business on such date;

         (g) promptly, but in no event later than five Domestic Business Days after any officer of the Borrower becomes aware of any occurrence which such officer knows to constitute a Default or an Increased Coverage Event, a certificate of the Chief Financial Officer, the Treasurer or the Controller of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and, in the case of an Increased Coverage Event, setting forth in the form of the Borrowing Base Certificate the Borrower's good faith estimate as to the calculation of the Borrowing Base as of the close of business on the Domestic Business Day prior to the date of delivery of such certificate;

         (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice under Section 4063(a) of ERISA of withdrawal from any Plan as described in Section 4063 of ERISA, a copy of such notice; (vii) fails to make any payment or contribution to any Plan which results in the imposition of a Lien, notice of such failure; or (viii) makes any amendment to any Plan which requires posting a bond or other security under Section 307 of ERISA, a copy of the notice required under
Section 307(e) of ERISA; and

         (k) from time to time such additional information regarding the Borrowing Base or the financial position or business of the Borrower as the Required Lenders may reasonably request, which may include a Borrowing Base Certificate, to be dated as of and delivered to the Administrative Agent one Domestic Business Day after the date on which such request is effective, setting forth the Borrower's good faith estimate as to the calculation of the Borrowing Base as of the close of business on the date of such request.

         SECTION 5.2.  Maintenance of Property; Insurance.  (a) The
                       ----------------------------------
Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business as then conducted in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will maintain, to the extent commercially available, (i) physical damage insurance on substantially all its real and personal property in the United States (including all Inventories and books and records relating to any proceeds of Inventories) on an "All Risks" form subject to normal exclusions (including the perils of flood and quake) on a repair and replacement cost basis (or, in the case of idle properties, actual cash value basis) for all such property in an amount not less than $90,000,000 (subject to a deductible amount or retention not to exceed $10,000,000) and consequential loss coverage for extra expense, (ii) public liability insurance (including products liability coverage) in an amount not less than $50,000,000 (subject to a deductible amount or retention not to exceed $10,000,000), and (iii) such other insurance coverage in such amounts and with respect to such risks relating to the Borrower's Collateral as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A- or by the insurers set forth in Exhibit I hereto, as such exhibit may be modified from time to time by the Administrative Agent (with the consent of the Required Lenders). Prior to the Closing Date, the Borrower will cause the Collateral Agent to be named as an insured party and loss payee, on behalf of the Secured Parties, on each insurance policy covering risks relating to any of its Inventories and books and records relating to any proceeds of Inventories. Each such insurance policy in effect during the term of this Agreement shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent or any other Secured Party, provide that all insurance proceeds in excess of deductible amounts or retentions which are payable in respect of losses relating to Inventories and books and records shall be adjusted with and payable to the Collateral Agent, and provide that no cancellation or termination thereof shall be effective until at least 30 days (or, if such cancellation or termination is for non-payment of premiums, 10 days) after receipt by the Collateral Agent of written notice thereof. The

Collateral Agent will consult with the Borrower before agreeing to any adjustment of insurance proceeds covered by the preceding sentence. If, in the opinion of the Borrower, commercially available insurance is not available on reasonable terms, the Borrower shall so notify the Agents and the Lenders and, with the consent of the Required Lenders (which consent shall not be unreasonably withheld), may elect not to purchase such insurance; provided that if the Borrower shall not have received notice of disapproval from the Required Lenders within 60 days of receipt by the Lenders of such notice from the Borrower, the Lenders shall be deemed to have consented, for purposes of this
Section 5.2(b), to the election not to purchase such insurance. The Borrower will deliver to the Lenders (i) on the date of the first Borrowing or Issuance hereunder and within 95 days after the end of each fiscal year of the Borrower, a certificate dated such date showing the total amount of insurance coverage as of such date, (ii) from time to time true and complete copies of such insurance policies of the Borrower (or, if the Borrower does not have such insurance policies in its possession, evidence thereof) relating to such insurance coverage as the Required Lenders through the Administrative Agent may request, (iii) within 15 days of receipt of notice from any insurer, a copy of any notice of cancellation or material adverse change in coverage from that existing on the date of this Agreement and (iv) within 15 days of any cancellation or nonrenewal of coverage by the Borrower, notice of such cancellation or nonrenewal.

         SECTION 5.3.  Compliance with Laws.  The Borrower will
                       --------------------
comply, and cause each Significant Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where failure to comply would not have a material adverse effect on the Borrower and its Significant Subsidiaries, considered as a whole, or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         SECTION 5.4.  Inspection of Property, Books and Records.  The
                       -----------------------------------------
Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account reflecting its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records (including those books and records, whether or not located on its property, which are under the control of or in the possession of EDS) and to discuss their respective affairs, finances and accounts with their respective officers, employees, independent public accountants and with EDS, all during normal business hours and as often as may reasonably be desired; provided that the Borrower may, at its option, have one or more employees or representatives present at any such inspection, examination or discussion.

         SECTION 5.5.  Compliance with Certain Covenants in the
                       ----------------------------------------
Indenture.  The Borrower will fully comply with the terms and
---------
provisions of Sections 5.04, 5.05 and 5.07 of the Indenture dated March 1, 1976 between the Borrower and Chemical Bank, as Trustee, relating to the Borrower's 8 3/8% Debentures due March 1, 2001, as in effect on the date hereof (the "Indenture"). The definitions contained in the Indenture of any and all terms or words employed.

in the above enumerated provisions of the Indenture shall be fully applicable for purposes of this Section 5.5 except that:

              (i) the reference to the "Corporation" in Sections 5.04,
         5.05 and 5.07 shall be read as the "Borrower";

              (ii) the reference to the "Indenture" in Section 5.04 shall be read as "Agreement"; and

              (iii) the references to "Debentures" in Sections 5.04 and 5.07 shall be read as "Secured Obligations (as defined in the Inventory Security Agreement)".

         The foregoing covenant shall continue in full force and effect as though the above-enumerated provisions of the Indenture were set forth in full herein notwithstanding any waiver of performance thereof pursuant to the Indenture or any modification, amendment or termination of such provisions or the redemption, retirement or repayment in full of the 8 3/8% Debentures issued under the Indenture or the satisfaction and discharge of the Indenture pursuant to Article Ten thereof or otherwise.

         SECTION 5.6.  Minimum Adjusted Consolidated Tangible Net
                       ------------------------------------------
Worth.  Adjusted Consolidated Tangible Net Worth will not be, at the
-----
end of any calendar quarter, less than the sum of (i) $600,000,000 and
(ii) 50% of consolidated net income (if positive) of the Borrower and its Consolidated Subsidiaries for each fiscal quarter of the Borrower, commencing with the fiscal quarter ended June 30, 1995.

         SECTION 5.7.  Sale of Borrower's Collateral.  From and after
                       -----------------------------
the date of the first Borrowing, the Borrower will not sell or otherwise transfer any Borrower's Collateral without the consent of all of the Lenders, which consent shall not be unreasonably withheld, unless

              (i) no Enforcement Notice or Automatic Release
         Termination (as defined in the Inventory Security Agreement) is in effect and no event specified in clause (h) or (i) of
         Section 6.1 has occurred and is continuing with respect to the Borrower;

              (ii) (A) such sale or transfer is of Inventories in the ordinary course of business or

              (B) if such sale occurs in connection with the disposition by the Borrower of all or any significant portion of a facility at which, or a business in connection with which, Inventories are held, such sale is of such Inventories, and the Borrower has delivered to the Administrative Agent prior to, but no more than three Domestic Business Days before, the date of closing of such sale or transfer a certificate signed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower certifying:

                   (x) that immediately after such closing the
              Applicable Percentage of the Secured Principal Amount will not exceed the attached good faith projection of the Borrowing Base (set forth in the form of the Borrowing Base Certificate) on the date of such closing, adjusted to exclude the Borrower's Collateral being sold or transferred,

                   (y) the amount, if any, by which the Secured
              Principal Amount will have to be reduced in order for such certificate to be true and correct and the arrangements that have been made for such reduction, and

                   (z) that attached is a true and correct copy of the
              portion of the contract of sale or transfer which contains as a condition to closing a condition that the Borrower shall have complied with this Section; and

              (iii) in the case of a sale or transfer described in clause (ii)(B) above, immediately after the closing referred to therein the Applicable Percentage of the Secured Principal Amount will not exceed the Borrowing Base.

         SECTION 5.8.  Use of Proceeds.  The proceeds of the Loans
                       ---------------
made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.9.  Mergers and Sales of Assets.  The Borrower will
                       ---------------------------
not (i) consolidate or merge with or into any other Person or (ii) except as permitted by Section 5.7, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person (other than the Special Purpose Members) if the Borrower is the corporation surviving such merger and after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 5.10.  Environmental Matters.  The Borrower will
                        ---------------------
promptly give to the Lenders notice in writing of any complaint, order, citation or notice of violation with respect to, or if the Borrower becomes aware of, (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any Release into the environment, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances, (iv) any pending legislative or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, (v) any property of the Borrower or any

Subsidiary that is or will be subject to a Lien imposed pursuant to any Environmental Law, (vi) any pending legislative changes to existing Environmental Laws, and (vii) any proposed acquisitions or leasing of property, which, in each of cases (i) through (vii) above, individually or in the aggregate, could have a material adverse effect on the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                   ARTICLE 6

                                   DEFAULTS

         SECTION 6.1.  Events of Default.  If one or more of the
                       -----------------
following events ("Events of Default") shall have occurred and be continuing: (a) the Borrower shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due, (ii) any interest on any Loan or Reimbursement Obligation or any Letter of Credit Fees within two Domestic Business Days after the due date thereof, (iii) any Commitment Fees within five Domestic Business Days after the due date thereof or (iv) any other amount payable hereunder within five Domestic Business Days after the later of the due date thereof and the date on which the Borrower is notified of the amount thereof; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.1(e), 5.1(f), 5.6, 5.7 or 5.9, or shall fail to deliver a Borrowing Base Certificate pursuant to Section 5.1(g) or 5.1(k); or

         (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.5 for 60 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in any of the Financing Documents
(other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

         (e) any representation, warranty, certification or statement made by the Borrower in any of the Financing Documents or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made; or

         (f) the Borrower and its Subsidiaries shall fail to pay when due, or within any applicable grace period, (i) any payment in respect of Secured Tax Exempt Debt or (ii) payments aggregating more than $1,000,000 in respect of Debt of the Borrower or any of its Subsidiaries (other than the Loans, the Reimbursement Obligations and Secured Tax Exempt Debt) and Guarantees by the Borrower or any of its Subsidiaries; or

         (g) one or more events or conditions shall occur which result in a default under any agreement or agreements in respect of Debt of the Borrower or any Subsidiary and the aggregate principal amount of such Debt exceeds $10,000,000 and as a consequence of such default or defaults the Borrower or any of its Subsidiaries shall make any payment or give or agree to give any consideration or benefit of any kind (including, without limitation, any increased compensation, prepayment, shortening of maturities, security or other credit support) to the holders of such Debt and such payment, consideration or benefit is determined by the Required Lenders, after taking into account any payment, consideration or benefit made, given or agreed to be given by such holders to the Borrower or any of its Subsidiaries (other than a waiver of such default), to be a material benefit to the holders of such Debt; or

         (h) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a "default", within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to one or more Multiemployer Plans which could cause one or more members of the

ERISA Group to incur an immediate payment obligation under Title IV of ERISA for an amount or amounts aggregating in excess of $5,000,000; or any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements, which in the reasonable opinion of the Required Lenders, would have a material adverse effect on the priority of the Security Interests; or

         (k) a judgment or order for the payment of money in excess of $5,000,000 shall be entered by a court of record against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days (or such other period of time as may be provided under applicable state law for obtaining a stay of judgment); or

         (l) a federal tax lien under Section 6321 of the Internal Revenue Code or a Lien under Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code shall have arisen against any member of the ERISA Group (a "Federal Lien") and the aggregate amount secured by Federal Liens exceeds $500,000; or

         (m) the Lien created by the Inventory Security Agreement shall at any time and for any reason not constitute a valid and perfected Lien subject to no prior or equal Lien (other than Permitted Liens) or the Borrower shall so assert in writing;

         then, and in every such event, the Administrative Agent shall
(i) if requested by Lenders having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and (ii) if requested by Lenders holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (and any Reimbursement Obligations together with accrued interest thereon and all Fees and other amounts payable by the Borrower hereunder) to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon and all Fees and other amounts payable by the Borrower hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. If any Event of Default shall occur and be continuing or Commitments are terminated pursuant to Section 2.10(ii) and, in each case, any Loans, Letters of Credit or Reimbursement Obligations are then outstanding, the Administrative Agent shall, upon written request of the Required Lenders, give an Enforcement Notice (as defined in the Inventory Security

Agreement) pursuant to the Inventory Security Agreement. The Borrower shall comply with Section 2.2(h) with respect to Letters of Credit. Whether or not Commitments are terminated, the Administrative Agent shall, upon written request of the Required Lenders, instruct the L/C Issuing Banks to timely give notice that outstanding Letters of Credit having automatic renewal provisions will not be renewed. The Administrative Agent shall promptly advise the Borrower, each Lender, Morgan Guaranty, as administrative agent and J.P. Morgan Delaware, as structuring and collateral agent under the Receivable Purchase Agreement of the giving of such Enforcement Notice.

         SECTION 6.2.  Notice of Default.  The Administrative Agent
                       -----------------
shall give notice to the Borrower under Section 6.1(c) or (d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                   ARTICLE 7

                           THE ADMINISTRATIVE AGENT

         SECTION 7.1.  Appointment and Authorization.  Each Lender
                       -----------------------------
irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agents by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Lender hereby irrevocably grants the Collateral Agent or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, at any time and from time to time, to take in the name of such Lender all actions with respect to any Collateral which the Collateral Agent may deem necessary or advisable to realize upon the Security Interest in any Collateral. Each Lender hereby agrees to be bound by the provisions of the Inventory Security Agreement.

         SECTION 7.2.  Administrative Agent and Affiliates.  Morgan
                       -----------------------------------
Guaranty shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent.

         SECTION 7.3.  Action by Administrative Agent.  The
                       ------------------------------
obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.4.  Consultation with Experts.  The Administrative
                       -------------------------
Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5.  Liability of Administrative Agent.  Neither the
                       ---------------------------------
Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or, where required by the terms hereof, the Lenders) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents, affiliates or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder or in connection with any of the other Financing Documents; (ii) the performance or observance of any of the covenants or agreements of the Borrower herein or in any of the other Financing Documents; (iii) the satisfaction of any condition specified in Article 3 or in any of the other Financing Documents, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any of the Financing Documents or any other instrument or writing furnished in connection herewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, priority or enforceability of the Security Interests. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6.  Indemnification.  Each Lender shall, ratably in
                       ---------------
accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.7.  Credit Decision.  Each Lender acknowledges that
                       ---------------
it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under any of the Financing Documents.

         SECTION 7.8.  Successor Administrative Agent.  The
                       ------------------------------
Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, after consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent and not before, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                              ARTICLE 8

                       CHANGE IN CIRCUMSTANCES

         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan or Euro-Dollar Loan:

              (a) the Administrative Agent is advised by the Reference Lenders that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

              (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) the Borrower shall repay in full the then outstanding principal amount of each CD Loan or Euro-Dollar Loan, as the case may be, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such Fixed Rate Loan of each Lender pursuant to this Section, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender, and such Lender shall make such a Base Rate Loan, unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of such repayment that it elects not to borrow any Base Rate Loans on such date. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.2.  Illegality.  If, after the date of this
                       ----------
Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately repay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with repaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

         SECTION 8.3.  Increased Cost and Reduced Return.  (a) If
                       ---------------------------------
after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in the applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in the applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in the applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the L/C Issuing Bank or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against letters of credit issued by the L/C Issuing Bank or any Lender, or participations in letters of credit by any Lender or (ii) impose on the L/C Issuing Bank or any Lender any other condition (including, without limitation, any assessment for Federal deposit insurance) regarding any Letter of Credit or the L/C Issuing Bank's or any Lender's obligation to issue, maintain or fund any Letter of Credit, and the result of any event referred to in clause (i) or (ii) of this subsection (b) is to increase the cost to the L/C Issuing Bank or such Lender of issuing, maintaining, participating in or funding any Letter of Credit (which increase in cost shall be determined on the basis of the L/C Issuing Bank's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within 15 days after demand by the L/C Issuing Bank or such Lender (with a copy to the Administrative Agent), the Borrower shall pay to the L/C Issuing Bank or such Lender such additional amount or amounts as will compensate the L/C Issuing Bank or such Lender for such increased cost.

         (c) If any Lender or L/C Issuing Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or L/C Issuing Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or L/C Issuing Bank (or its Parent) as a consequence of such Lender's or L/C Issuing Bank's obligations hereunder to a level below that which such Lender or L/C Issuing Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or L/C Issuing Bank to be material, then from time to time, within 15 days after demand by such Lender or L/C Issuing Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuing Bank such additional amount or amounts as will compensate such Lender or L/C Issuing Bank (or its Parent) for such reduction.

         (d) Each L/C Issuing Bank and each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or L/C Issuing Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of an L/C Issuing Bank or a Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such L/C Issuing Bank or Lender may use any reasonable averaging and attribution methods. (e) If any Lender demands compensation under this Section with respect to a Fixed Rate Loan, the Borrower may at any time, upon at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, repay in full, without premium (other than as provided in Section 2.14) or penalty, the then outstanding CD Loans or Euro-Dollar Loans, as the case may be, of such Lender, together with interest accrued thereon to the date of repayment. Concurrently with repaying such Fixed Rate Loans of such Lender, the Borrower shall borrow from such Lender a Base Rate Loan in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and such Lender shall make such a Base Rate Loan.

         SECTION 8.4.  Taxes.  (a) For the purposes of this Section ,
                       -----
the following terms have the following meanings:

              "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed with respect to or imposed on any payment by the Borrower pursuant to this Agreement or under any Note, any penalties, fines, additions to tax or interest thereon, and the reasonable costs of defending against the same excluding (i) in the case of each Lender, each L/C Issuing Bank and the Agents, taxes imposed on its net income, and franchise, capital or doing business taxes (other than taxes imposed by a jurisdiction solely as a result of the Borrower's connection with such jurisdiction), (ii) in the case of each Lender or L/C Issuing Bank, any United States withholding tax imposed on such payments except to the extent of any United States withholding tax imposed as a result of a change of law (including a change in any tax treaty to which the United States is a party) after the later of the date of this Agreement and the date such person shall become a Lender or L/C Issuing Bank and (iii) in the case of each Lender, each L/C Issuing Bank and the Agents, any taxes imposed by a jurisdiction under the laws of which such Lender, L/C Issuing Bank or the Agents (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender or L/C Issuing Bank, in which its Applicable Lending Office is located.

              "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement, the other Financing Documents, and any penalties, fines, additions to tax or interest thereon, and the reasonable costs and expenses in defending against the same, whether arising by reason of the acts to be performed by the Borrower hereunder or imposed against the Borrower, any Affiliate of the Borrower, the property involved or otherwise.

         (b) Any and all payments by the Borrower to or for the account of any Lender, any L/C Issuing Bank or the Agents hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to withhold or deduct any Taxes or Other Taxes from any such payments,
(i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) such Lender, L/C Issuing Bank or the Agents (as the case may
be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower shall make such withholdings or deductions, (iii) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Lender, each L/C Issuing Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Lender, L/C Issuing Bank or such Agent (as the case may be). This indemnification shall be paid within 15 days after such Lender, L/C Issuing Bank or such Agent (as the case may be) makes written demand therefor; provided that the Borrower shall not be required to make any payment pursuant to this Section 8.4(c) more than five days prior to the due date of the Taxes or Other Taxes indemnified against hereunder. If a Lender, L/C Issuing Bank or Agent (as the case may be) shall become aware that it is entitled to claim a refund (or refund in the form of a credit) (each a "Refund") from a taxing authority of such Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts, pursuant to this Section 8.4, it shall promptly notify the Borrower of the availability of such Refund and shall, or if it shall be furnished by the Borrower with an opinion of counsel selected by the Borrower and reasonably acceptable to it to the effect that there is a strong likelihood such a Refund is obtainable it shall, within 15 days after receipt of a written request by the Borrower, make a claim to such taxing authority for such Refund at the Borrower's expense if the expected financial costs to such Lender, L/C Issuing Bank or Agent (as the case may be) of making such claim will not be substantial taking into account any reimbursement of such costs by the Borrower; provided that nothing in this subsection
(c) shall be construed to require any Lender, L/C Issuing Bank or Agent to institute any administrative proceeding (other than the filing of a claim for any such Refund) or judicial proceeding to obtain any such Refund. If a Lender, L/C Issuing Bank or Agent (as the case may be) receives a Refund from a taxing authority of any such Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts, pursuant to this Section 8.4, it shall promptly pay to the Borrower the amount so received (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
8.4 with respect to the Taxes or Other Taxes giving rise to such Refund), net of all reasonable out-of-pocket expenses (including the net amount of taxes, if any, imposed on such Lender, L/C Issuing Bank or such Agent with respect to such Refund and the making of such payment) of such Lender, L/C Issuing Bank or such Agent, and without interest (other than interest paid by the relevant taxing authority with respect to such Refund); provided that the Borrower upon the request of such Lender, L/C Issuing Bank or such Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender, L/C Issuing Bank or such Agent in the event such Lender, L/C Issuing Bank or such Agent is required to repay such Refund to such taxing authority. Nothing contained in this
Section 8.4 shall require any Lender, L/C Issuing Bank or Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (d) Each Lender or L/C Issuing Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender or L/C Issuing Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Lender or L/C Issuing Bank in the case of each other Lender or L/C Issuing Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender or L/C Issuing Bank remains lawfully able to do
so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender or L/C Issuing Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender or the L/C Issuing Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or L/C Issuing Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Lender or L/C Issuing Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender or L/C Issuing Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender or L/C Issuing Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender or L/C Issuing Bank shall reasonably request to assist such Lender or L/C Issuing Bank to recover such Taxes.

         (f) Notwithstanding anything to the contrary in this Section 8.4, if the Internal Revenue Service determines that any Lender, L/C Issuing Bank or Agent is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(1) of the Internal Revenue Code and any current or future regulation thereunder (a "Conduit Financing Arrangement") with respect to the Loans or the Letters of Credit, without the involvement of the Borrower or any of its Affiliates, then the Borrower shall have no obligation under this
Section 8.4 to pay additional amounts or indemnify any Lender, L/C Issuing Bank or Agent for any Taxes or Other Taxes to the extent the amount of such additional amounts, Taxes or Other Taxes exceeds the amount that would otherwise have been payable, withheld or deducted had the Internal Revenue Service not made such a determination. Each Lender, L/C Issuing Bank and Agent hereby represents that it is not a conduit entity participating in a Conduit Financing Arrangement with respect to the Loans or the Letters of Credit.

         (g) If the Borrower is required to pay any indemnification or additional amounts to, with respect to or for the account of any Lender, L/C Issuing Bank or Agent pursuant to this Article, then such Borrower, L/C Issuing Bank or Agent will change the jurisdiction of its Applicable Lending office or take other appropriate steps if, in the judgment of such Lender, L/C Issuing Bank or Agent, such change or steps (i) will eliminate or reduce any such indemnification or additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender, L/C Issuing Bank or Agent. If such Lender, L/C Issuing Bank or Agent does not change its Applicable Lending Office or take other appropriate steps, the Borrower may replace such Lender, L/C Issuing Bank or Agent; provided that the Borrower has paid to such Lender, L/C Issuing Bank or Agent any amounts accrued under this Section 8.4.

         SECTION 8.5.  Base Rate Loans Substituted for Affected Fixed
                       ----------------------------------------------
Rate Loans.  If (i) the obligation of any Lender to make, or convert
----------
outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to
Section 8.2 or (ii) any Lender has demanded compensation under Section
8.3 or 8.4 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the

Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders); and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

         If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Borrower shall have the option to borrow a CD Loan or a Euro-Dollar Loan, as the case may be, from such Lender on the first day of the next succeeding Interest Period applicable to each related Borrowing in the amount of the Fixed Rate Loan which would have been outstanding from such Lender as part of such Borrowing if the provisions of Section 8.2, 8.3 or 8.4 had never applied, and concurrently with each such Borrowing shall repay an equal principal amount of such Lender's outstanding Base Rate Loans.

                              ARTICLE 9

                            MISCELLANEOUS

         SECTION 9.1.  Notices.  All notices, requests and other
                       -------
communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or either Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any L/C Issuing Bank or any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or

(iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8" shall not be effective until received.

         SECTION 9.2.  No Waivers.  No failure or delay by either
                       ----------
Agent, any L/C Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agents, the L/C Issuing Banks and the Lenders under the Financing Documents are cumulative and not exclusive of any rights or remedies which the Agents, the L/C Issuing Bank and the Lenders would otherwise have.

         SECTION 9.3.  Expenses; Indemnification.  (a) The Borrower
                       -------------------------
shall pay (i) all reasonable out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation and interpretation of this Agreement and the other Financing Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof, any Default or alleged Default hereunder or any Increased Coverage Event or alleged Increased Coverage Event and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agents, each L/C Issuing Bank and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing any of the Financing Documents.

         (b) The Borrower shall pay the Collateral Agent upon demand for all amounts arising out of (i) the preparation of Collateral Reports, if any, and (ii) the preparation of analyses, if any, of the current market value of the Inventories included in the Borrowing Base as of the end of each quarter of the Borrower's fiscal year.

         (c) The Borrower agrees to indemnify and hold harmless, the Agents, the L/C Issuing Banks and each Lender and each of their respective directors, officers, affiliates, shareholders, employees, agents and each legal entity, if any, who controls any such Person (each, an "Indemnitee") forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel, expenses incurred by their respective credit recovery groups, expenses of settlement or litigation or preparation therefor and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel) which any Indemnitee may incur or which may be asserted against any Indemnitee by any Person in connection with any investigative, administrative or judicial notice or proceeding (whether or not such Indemnitee shall be a designated party thereto) relating to, arising out of or in connection with (i) any of the Financing Documents or any actual or proposed use of Letters of Credit issued pursuant hereto or of proceeds of Loans hereunder or (ii) any and all Environmental Liabilities; provided that no Indemnitee shall have the right to be indemnified hereunder for (x) its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (y) any breach of its obligations hereunder or (z) any liabilities or expenses for which the Borrower is obligated to make any payment to such Indemnitee under any other provision of this Agreement or any of the other Financing Documents; and provided further that the Borrower shall not be liable for any settlements entered into by any Indemnitee without its consent. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Lender by reason of its being a signatory Lender under this Agreement.

         Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee shall, if a claim in respect thereof is to be made against the Borrower under this subsection (c), notify the Borrower of the commencement thereof. In case any such action is brought against any Indemnitee and it notifies the Borrower of the commencement thereof, the Borrower shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Borrower to such Indemnitee of its election so to assume the defense thereof, the Borrower shall not be liable to such Indemnitee under this subsection (c) for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided that if the named parties in any such action include both the Borrower and any Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them then the Indemnitees shall have the right to separate counsel (the fees and expenses of which shall be at the expense of the Borrower) and the Borrower shall not have the right to assume the defense of any such action. It is understood that the Borrower shall not in connection with any action or related actions be liable for the fees and expenses of more than one separate firm for all Indemnitees.

         SECTION 9.4.  Sharing of Set-Offs.  Each Lender agrees that
                       -------------------
if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due to it with respect to the principal of and interest on the Notes held by it and its participation in the Reimbursement Obligations and interest (if any) thereon or Commitment or Letter of Credit Participation Fees (collectively, its "Relevant Obligations") which is greater than the proportion received by any other Lender in respect of the Relevant Obligations of such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Relevant Obligations held by or owing to the other Lenders, and such other adjustments shall be made, as may be required so that all such payments with respect to the Relevant Obligations of the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its Relevant Obligations. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.5.  Amendments and Waivers.  Any provision of this
                       ----------------------
Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of either Agent or any L/C Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, except as provided in Section 9.6, (ii) reduce the principal of or rate of interest on any Loan or any Fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any Fees hereunder, (iv) change the definition of "Borrowing Base", "Eligible Inventories", "Finished and Semifinished Inventories", "Inventories", "Raw Materials Inventories", "Applicable Percentage", "Secured Principal Amount" or change Section 2.12, (v) extend the Termination Date or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.6.  Successors and Assigns.  (a) The provisions of
                       ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders. (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (v) of Section 9.5# without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8" with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). In the event of any such grant by a Lender of a participating interest to a Participant, the Lender shall give notice of such participation to the Borrower and the Administrative Agent.

         (c) Any Lender may at any time assign to one or more lenders, institutions or Persons (each an "Assignee") all, or a proportionate part of all (such portion to comprise a Commitment and Receivables Commitment of not less than $5,000,000 and to be for an equal percentage of such Lender's Commitment hereunder and its Receivables Commitment under the Receivables Purchase Agreement and after giving effect to such assignment, the aggregate Commitment and Receivables Commitment retained by the assigning Lender shall be in an aggregate amount of not less than $5,000,000) of its rights and obligations under this Agreement and the Receivables Purchase Agreement and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Administrative Agent and the L/C Issuing Banks; provided that if (i) an Assignee is a creditworthy affiliate of such transferor Lender or was a Lender immediately prior to such assignment, or (ii) an Event of Default has occurred and is continuing and the Commitments have been terminated in their entirety, and, such Assignee is not substantially engaged in the manufacture or sale of steel or steel products, either directly or through a Subsidiary or Affiliate then, in each such case, no consent of the Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required; provided that, if at the time of such assignment, any Syndicated Letter of Credit is then outstanding, then the transferor Lender, Morgan Guaranty, in its capacity as L/C Issuing Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that (i) a new Syndicated Letter of Credit (a "Replacement Letter of Credit") is issued by Morgan Guaranty, in its capacity as L/C Issuing Bank, providing that the Assignee and the transferor Lender, to the extent of its retained Commitment hereunder, if any, are severally obligated to the beneficiary to pay any drawings thereunder ratably in proportion to their respective Commitments (their respective "Percentages"), or (ii) in the event that a Replacement Letter of Credit is not issued, the Assignee shall agree in writing with the transferor Lender and the Borrower that, upon any draw under a Syndicated Letter of Credit, the Assignee shall pay to the transferor Lender the Assignee's Percentage of such draw. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 8.4. Each Lender may furnish any confidential information concerning the Borrower in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) which have agreed in a writing delivered to the Borrower to be bound by the provisions of Section 9.8 hereof.

         (d) If any Reference Bank assigns its Notes to an unaffiliated institution, the Administrative Agent shall in consultation with the Borrower and with the consent of the Required Lenders, appoint another bank to act as a Reference Bank hereunder.

         (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve
Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under
Section 8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.7.  Margin Stock Collateral.  Each of the Lenders
                       -----------------------
represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.8.  Confidentiality.  The Agents and each Lender
                       ---------------
agree for the benefit of the Borrower to keep confidential any proprietary or financial information obtained by the Agents or such Lender, as the case may be, based on a review of the books and records of the Borrower or any Subsidiary pursuant to Section 5.4 and any other information to the extent such information has been stated by the Borrower to be confidential; provided that nothing herein shall prevent the Agents or any Lender from disclosing such information (i) to the Agents or any other Lender in connection with the transactions contemplated by the Financing Documents, (ii) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and to any of its Affiliates who need to know such information in connection with administering the transactions contemplated by the Financing Documents and, in any case, who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person other than the Borrower and its Affiliates; provided that such Person is not known to it to be bound by a confidentiality agreement with the Borrower or its Affiliates or known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (vii) in connection with the exercise of any remedy hereunder or under any of the other Financing Documents, (viii) to S&P or (ix) to any prospective Assignee or Participant which has agreed in a writing delivered to the Borrower to be bound by this Section.

         SECTION 9.9.  Governing Law; Submission to Jurisdiction.
                       -----------------------------------------
This Agreement, each Note and each Letter of Credit (except Letters of Credit to the extent therein stated to be governed by the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce) shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.10.  Counterparts; Integration; Effectiveness.
                        ----------------------------------------
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 9.11.  Termination of Existing Credit Agreement.
                        ----------------------------------------
Each party hereto agrees that effective as of the Closing Date the Existing Credit Agreement and Existing Security Agreement shall terminate (and hereby waives any requirement of separate notice of such termination) and the security interests created by the Existing Security Agreement shall be released; provided that expense and indemnity provisions (but not letter of credit reimbursement obligations) contained in the Existing Credit Agreement shall survive in respect of periods prior to the Closing Date. The Lenders party hereto expressly instruct Morgan Guaranty and/or J.P. Morgan Delaware to take all actions necessary to release the security interests under the Existing Credit Agreement effective as of the Closing Date.

         SECTION 9.12.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES
                        --------------------
HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           BETHLEHEM STEEL CORPORATION



                           By /s/ Gary L. Millenbruch
                              ---------------------------------
                              Title: Executive Vice President,
                                     Chief Financial Officer and
                                     Treasurer

                              1170 Eighth Avenue
                              Bethlehem, PA 18016
                              Telephone: 610-694-4581
                              Facsimile: 610-694-3356
                              Attention: Edmund P. Reybitz

                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK,
                                as Administrative Agent


                              By /s/ Laura Reim
                                 ---------------------------------
                                 Title: Vice President

                              60 Wall Street
                              New York, NY 10260
                              Telephone: 212-648-6793
                              Facsimile: 212-648-5336
                              Attention: Laura E. Reim


                              J. P. MORGAN DELAWARE,
                                as Structuring and Collateral
                                Agent


                              By /s/ Robert S. Jones
                                 ---------------------------------
                                 Title: Associate

                              902 Market Street
                              Wilmington, DE 19801
                              Telephone: 302-651-2402
                              Facsimile: 302-652-7416
                              Attention: Robert J. Henchey

                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK,
                                as L/C Issuing Bank


                              By /s/ Laura Reim
                                 ---------------------------------
                                 Title: Vice President


                              CHEMICAL BANK,
                                as L/C Issuing Bank


                              By /s/ James H. Ramage
                                 ---------------------------------
                                 Title: Vice President


                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LTD.,
                                as L/C Issuing Bank


                              By /s/ Noboru Kubota
                                 ---------------------------------
                                 Title: Deputy General Manager

                               LENDERS:

Commitment: $34,000,000       J.P. MORGAN DELAWARE


                              By /s/ Robert S. Jones
                                 ---------------------------------
                                 Title: Associate


Commitment: $26,000,000       CHEMICAL BANK


                              By /s/ James H. Ramage
                                 ---------------------------------
                                 Title: Vice President


Commitment: $26,000,000       THE LONG-TERM CREDIT BANK
                              OF JAPAN, LTD.


                              By /s/ Noboru Kubota
                                 ---------------------------------
                                 Title: Deputy General Manager


Commitment: $16,000,000       THE BANK OF NEW YORK


                              By /s/ Peter H. Abdill
                                 ---------------------------------
                                 Title: Vice President

Commitment: $16,000,000       NATIONSBANK, N.A.
                              (CAROLINAS)


                              By /s/ Michael D. Monte
                                 ---------------------------------
                                 Title: Vice President

Commitment: $14,000,000       BANK OF AMERICA ILLINOIS


                              By /s/ Donald J. Chin
                                 ---------------------------------
                                 Title: Authorized Officer


Commitment: $8,000,000        BANK AUSTRIA
                              AKTIENGESELLSCHAFT


                              By /s/ Robert Tenhave
                                 ---------------------------------
                                 Title: Senior Vice President


                              By /s/ Amy Rick
                                 ---------------------------------
                                 Title: Vice President


Commitment: $8,000,000        CORESTATES BANK, N.A.


                              By /s/ Joseph M. Finley
                                 ---------------------------------
                                 Title: Vice President


Commitment: $8,000,000        THE FIRST NATIONAL BANK OF
                              CHICAGO


                              By /s/ Amy R. Howatt
                                 ---------------------------------
                                 Title: Vice President

Commitment: $8,000,000        THE FUJI BANK, LIMITED


                              By /s/ Yoshihiko Shiotsugu
                                 ---------------------------------
                                 Title: Vice President & Manager


Commitment: $8,000,000        THE INDUSTRIAL BANK OF
                              JAPAN, LIMITED


                              By /s/ Robert W. Ramage, Jr.
                                 ---------------------------------
                                 Title: Senior Vice President


Commitment: $8,000,000        MERIDIAN BANK


                              By /s/ Barbara T. Lampe
                                 ---------------------------------
                                 Title: Vice President
                                        Corporate Banking


Commitment: $8,000,000        THE SUMITOMO BANK, LIMITED
                              NEW YORK BRANCH


                              By /s/ Yoshinori Kawamura
                                 ---------------------------------
                                 Title: Joint General Manager

Commitment: $6,000,000        FIRST VALLEY BANK


                              By /s/ David B. Kennedy
                                 ---------------------------------
                                 Title: Regional Vice President

Commitment: $6,000,000        NBD BANK


                              By /s/ Nancy L. Russell
                                 ---------------------------------
                                 Title: Vice President


TOTAL COMMITMENTS: $200,000,000

                           PRICING SCHEDULE

         Each of "Euro-Dollar Margin", "CD Margin", "Base Rate
Margin", "Commitment Fee Rate" and "L/C Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:


                Level I   Level II   Level III   Level IV   Level V
CD Margin           1.2        1.52      1.825       2.12         2
               25%         5%           %         5%          .625%

Euro-Dollar         1.1        1.40      1.70%       2.0%         2
Margin          0%          %                                 .5%

Base Rate           .10        .40%       .70%       1.0%         1
Margin           %                                            .5%

Commitment          .31        .375      .3750       .50%
Fee Rate       25%         0%           %                   6250%

L/C Fee            1.1         1.40      1.70%       2.0%         2
Rate           0%           %                                   %

         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's.

         "Level II Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's and (ii) Level I Pricing does not apply.

         "Level III Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB- or higher by S&P and Ba3 or higher by Moody's and (ii) neither Level I Pricing nor Level II
Pricing applies.

         "Level IV Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated B+ or higher by S&P and B1 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

         "Level V Pricing" applies at any date if, at such date, no other Pricing Level applies.

         "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                              Schedule 1

                      Existing Letter of Credit


             Beneficiary                        Amount
               None

                             Schedule 4.8

                        Environmental Matters
                                 None

                                                          EXHIBIT A

                                 NOTE

                          New York, New York

                                          September 12, 1995

         For value received, Bethlehem Steel Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the " Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Inventory Credit Agreement referred to below on the maturity date provided for in the Inventory Credit Agreement and at the other times provided in the Inventory Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Inventory Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Lender, the respective types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Inventory Credit Agreement.

         The Loans evidenced hereby are secured as provided in the Inventory Security and Pledge Agreement dated as of September 12, 1995 among the Borrower, the Special Purpose Members, J.P. Morgan
Delaware, as Structuring and Collateral Agent and Morgan Guaranty
Trust Company of New York, as Administrative Agent.

         This note is one of the Notes referred to in the Inventory Credit Agreement dated as of September 12, 1995 among the Borrower, the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent (as the same may be amended from time to time, the "Inventory Credit Agreement"). Terms defined in the Inventory Credit Agreement are used herein with the same meanings. Reference is made to the Inventory Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                 Bethlehem Steel Corporation



                                 By ________________________________
                                    Name:
                                    Title:

                   LOANS AND PAYMENTS OF PRINCIPAL
____________________________________________________________________

            Amount                Amount of
              of                  Principal           Notation
Date         Loan                  Repaid             Made By
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

_______________________________________________________________________
_______________________________________________________________________

                                                         EXHIBIT B


                           Leased Premises


                                 None

                                                       EXHIBIT C-1


                            Approved Sites

Name                              Location
----                              --------

Double G. Coatings, L.P.          Jackson, Mississippi

Walbridge Coatings,
an Illinois Partnership           Walbridge, Ohio

Indiana Pickling and
Processing                        Portage, Indiana

HS Processing LP                  Baltimore, Maryland
Metal Coaters of

Georgia, Inc.                     Marietta, Georgia

DoubleCote, L.L.C.                Jackson, Mississippi

Metro Metals Corporation          Portage, Indiana

Roll & Hold Warehouse
& Distribution Corp.              Indianapolis, Indiana

                                                         EXHIBIT C-2

                [Form of Collateral Access Agreement]

         This Collateral Access Agreement (the " Agreement") is made by and between [Name of Warehouse/Processor] (the "Bailee") and J.P. Morgan Delaware, as Structuring and Collateral Agent (the "Collateral Agent");

                           R E C I T A L S

         WHEREAS, the Bailee presently holds Inventory (as defined below) of the Company (as defined below) and may in the future hold Inventory, in each case, at the facility located at the address set forth below (the " Facility");

         WHEREAS, the Company has entered into an Inventory Credit Agreement (the "Inventory Credit Agreement") dated as of September 12, 1995 among Bethlehem Steel Corporation (the "Company"), the lenders listed on the signature pages thereof (the "Lenders"), Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Collateral Agent, and, as a condition to the loans and other financial accommodations to the Company, the Lenders require, among other things, liens on the Company's present and future inventory (the "Inventory"), including all inventory held by the Bailee and all inventory which may be shipped to and handled by the Bailee from time to time in the future; and

         WHEREAS, the Collateral Agent, on behalf of the Lenders, and the Bailee desire to enter into an agreement in order to establish the rights and obligations respecting the Inventory as between the Collateral Agent and the Bailee, in order to assure mutual cooperation and protection of their respective interests;

         NOW, THEREFORE, in consideration of the premises hereof and mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Representations and Warranties. The Bailee represents and warrants that:

              (i) its correct legal name and address are set forth on the signature page hereof;

              (ii) it does not have title to any of the Company's
         Inventory, nor does it have any claim to or lien upon any of the Company's Inventory (other than for customary
         [warehousing] [processing] charges);

              (iii) none of the Company's Inventory is reflected on its books and records as an asset; and

              (iv) the only receivables of the Bailee from the Company relating to the Company's Inventory have been or will be originated solely as a result of the services provided by the Bailee with respect to the Inventory.

         2.  Covenants.  The Bailee agrees that:

              (i) in the future, if it changes the legal form in which it does business (for example, changes from a sole proprietorship to a partnership, a partnership to a corporation, or forms a new corporation) or changes its business name, the Bailee will give the Collateral Agent prompt written notice of the change so that the Collateral Agent can update its records and, if necessary, correct and refile any security documents;

              (ii) it will allow the Collateral Agent, its auditors and its other designees, access to the Facility, upon reasonable prior notice, during ordinary business hours in order to inspect the Company's Inventory and verify the amount. In addition, if the Collateral Agent elects to remove the Company's Inventory from the Facility itself, the Bailee will grant the Collateral Agent access to the Facility, upon reasonable prior notice, during ordinary business hours to do so and will not hinder the Collateral Agent's actions in removing the Inventory, but the Collateral Agent shall have no obligation to remove any Inventory from the Facility or, having commenced such removal, to complete such removal. The Collateral Agent will not interfere with the Bailee's business operations and all costs of inspection, verification and removal shall be for the account of the Lenders;

              (iii) if the Collateral Agent notifies the Bailee in writing that an event of default has occurred under the Inventory Credit Agreement, then, without any responsibility on the Bailee's part to verify the existence of such default, it will release the Inventory to the Collateral Agent on demand; provided that the Collateral Agent tenders payment of any unpaid [warehousing] [processing] charges on the Inventory being released;

              (iv) if the Company defaults under any agreement it has with the Bailee, the Bailee agrees not to exercise any remedy under such agreement or applicable law or in equity, unless it shall have provided the Collateral Agent written notice of such default and given the Collateral Agent 20 business days to cure a monetary default and 60 business days to cure a non-monetary default and during such time, the Bailee will allow the Collateral Agent to enter the Facility and remove the Inventory as set forth in Section 2(ii) above. If any default is cured during the applicable period, the Bailee agrees to rescind the notice of default, but the Collateral Agent shall have no obligation to cure any default of the Company or, having commenced such cure, to complete such cure. Notwithstanding the foregoing, the Bailee's failure to provide such notice shall not render the Bailee liable to the Collateral Agent in any manner or diminish or otherwise affect the Bailee's rights under any such agreement with the Company or with respect to the Inventory; and

              (v) the Collateral Agent, on behalf of the secured parties, has a perfected security interest in the Company's Inventory now or in the future located at the Facility.

         3. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or telex number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective
(i) if given by telex, when
such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section.

         4.  Amendments.  The agreements contained herein may not be
             ----------
modified or terminated orally and shall be binding upon and inure to the benefit of parties and their respective successors or assigns.

         5.  Term of Agreement.  This Agreement shall continue in full
             -----------------
force and effect until the date on which the Collateral Agent has confirmed in writing that all of the Company's obligations and liabilities to the secured parties are paid and satisfied in full and all financing arrangements between the secured parties and the Company have been terminated.

         6.  Company's Obligations.  All of the Bailee's charges to
             ---------------------
the Company of any nature whatsoever shall continue to be charged to and paid by the Company in accordance with the agreements under which such charges arose. The Collateral Agent shall not be directly or indirectly liable or responsible for any of said charges whether due or to become due.

         The arrangement and instructions outlined herein shall continue without any change or modification until the Collateral Agent has given written notification to the contrary to the Bailee at the address set forth below, which notification need only be signed by the Collateral Agent. Upon delivery of any such written notification, the Bailee agrees to take the Collateral Agent's instructions as to any processing, holding or delivery of the Inventory.

         7.  Agreement of the Company.  The Company has signed below
             ------------------------
to indicate its confirmation of and agreement with the foregoing.

         Executed and delivered as of the ____ day of _____, 199_.

                                 [NAME OF BAILEE]


                                  By____________________________

                                     Name:
                                     Title:
                                     Address:
                                     Telex:
                                     Facsimile:

                                  J.P.  MORGAN DELAWARE,
                                  as Structuring and Collateral Agent


                                  By____________________________

                                  Name:
                                  Title:
                                  Address:
                                  Telex:
                                  Facsimile:

Acknowledged and Agreed to:

BETHLEHEM STEEL CORPORATION

By____________________________
Name:

                                                     EXHIBIT D

                     INVENTORY TURNOVER RATES FOR
                FINISHED AND SEMIFINISHED INVENTORIES



CATEGORY OR
SUBCATEGORY      DESCRIPTION          INVENTORY TURNOVER RATE*
-----------      -----------          --------- --------------

Group#30      Ingots                       4.0         31
              Slabs, Blooms & Billets      2.0         32
              Structural                   2.0         33
              Plates                       2.0         34
              Bars

Subcategories:

              Alloy Bars                   3.0
              Carbon Bars                  2.5         36
              Rails & Accessories          2.0         38
              Pipe                         2.0         39
              Sheet & Strip

Subcategories:
              Hot Rolled Sheet             2.0

              Cold Rolled Sheet            2.5
              Coated Sheet                 2.0         40
              Tin Coated Sheet and Strip1   .5
__________

*The Inventory Turnover Rate applicable to each category and subcategory of Finished and Semifinished Inventories set forth above shall be the rate set forth opposite such category and subcategory or such other rate as the Borrower and the Administrative Agent (with the consent of the Required Lenders) may agree. The Borrower may request that the rate be adjusted or that its application be waived in the event of a strike or fire or other event beyond the Borrower's control or while a facility is closed for periodic maintenance work such as the relining of a blast furnace or for any other reason..27009/075/CA/agt.inventory.conf

                                                         EXHIBIT E

               INVENTORY SECURITY AND PLEDGE AGREEMENT

                             dated as of

                          September 12, 1995


                                among


                     BETHLEHEM STEEL CORPORATION,

             BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC.,

              BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC.

                        J.P. MORGAN DELAWARE,

                 as Structuring and Collateral Agent


                                 and


              MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                       as Administrative Agent

               INVENTORY SECURITY AND PLEDGE AGREEMENT

         AGREEMENT dated as of September 12, 1995 among BETHLEHEM STEEL CORPORATION (with its successors, the "Borrower"), BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC., BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC., J.P. MORGAN DELAWARE, as Structuring and Collateral Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.


                         W I T N E S E T H :
                         - - - - - - - - -

         WHEREAS, the Borrower, certain lenders (with their successors and assigns, the "Lenders"), Morgan Guaranty Trust Company of New York, as administrative agent for such lenders (with its successors and assigns in such capacity, the "Administrative Agent") and J.P. Morgan Delaware, as structuring and collateral agent (with its successors and assigns in such capacity, the "Collateral Agent") are parties to an Inventory Credit Agreement of even date herewith (as the same may be amended from time to time, the "Inventory Credit Agreement"), pursuant to which the Borrower may incur obligations with respect to Borrowings and Letters of Credit; and

         WHEREAS, in order to induce the Lenders, the Agents and the L/C Issuing Banks to enter into the Inventory Credit Agreement, (i) the Borrower has agreed to grant a continuing security interest in and to the Borrower's Collateral (as hereafter defined) to secure (x) its obligations under the Inventory Credit Agreement, the Notes issued pursuant thereto and any Reimbursement Obligations and (y) certain other obligations as described herein and in the Inventory Credit Agreement; and (ii) the Special Purpose Members have agreed to grant a continuing security interest in and to the Special Purpose Members' Collateral to secure their obligations under the Guaranties;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        SECTION 1. Definitions
                                   -----------

         Terms defined in the Inventory Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Agreement" means this Inventory Security and Pledge
Agreement as amended from time to time.

         "Automatic Release Termination" has the meaning set forth in
Section 5(C).

         "Borrower's Collateral" means the collateral described in
Section 3(A).

         "BSF" means Bethlehem Steel Funding, LLC, a Maryland limited liability company.

         "BSF Note" means the note of BSF payable to the Borrower in connection with the Receivables Facility.

         "Collateral" means the Borrower's Collateral and the Special Purpose Members' Collateral.

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing Inventories, now owned or hereafter acquired by the Borrower.

         "Enforcement Notice" means a written notice delivered by the Administrative Agent to the Collateral Agent stating that it is an Enforcement Notice (as defined in this Agreement) and that the Required Lenders have instructed the Administrative Agent to deliver such notice.

         "Grantors" means the Borrower and the Special Purpose
Members.

         "Guaranties" has the meaning set forth in Section 15.

         "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any accounts receivable, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Borrower.

         "Letter of Credit Obligation" means at any time any Reimbursement Obligation or other obligation of the Borrower to make a payment in connection with a Letter of Credit, including contingent obligations with respect to amounts which are then, or may thereafter become, available for drawing under Letters of Credit then outstanding.

         "Liquid Investment" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or
(iii) time deposits with, including certificates of deposit issued by, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof, which bank or trust company has, or the holding company of which bank or trust company together with its consolidated subsidiaries has, (A) capital, surplus and undivided profits aggregating at least $500,000,000 and
(B) publicly traded debt securities outstanding which are rated in one of the four highest rating categories by a nationally recognized credit rating agency; provided in each case that (x) such Liquid Investment matures within 90 days from the date of acquisition thereof and (y) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, such Liquid Investment is either:

         (1) evidenced by a certificate or instrument which is negotiable, or if non-negotiable is issued in the name of the Collateral Agent, and which (together with any appropriate instruments of transfer) is delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates) in the State of New York; or

         (2) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the written opinion of counsel to the Borrower, which counsel shall be satisfactory to the Collateral Agent) appropriate measures shall have been taken to perfect the Security Interests.

         "Operating Agreement" means the Operating Agreement of BSF.

         "Perfection Certificate" means a certificate substantially in the form of Annex A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by the chief financial officer and the chief accounting officer of the Borrower.

         "Permitted Liens" means the Security Interests and Liens (including mechanics' and warehousemens' liens) which (i) arise by operation of law in the ordinary course of the conduct of the Borrower's business or the ownership of its assets, (ii) do not secure Debt and (iii) either (x) secure amounts not yet due and payable or
(y) secure amounts being contested in good faith by appropriate proceedings so long as enforcement thereof is effectively stayed and reserves therefor are maintained in accordance with generally accepted accounting principles (it being understood that Permitted Liens do not include Federal Liens to the extent such Federal Liens give rise to an Event of Default (as defined in the Inventory Credit Agreement)).

         "Pledged Interest" means, with respect to each Grantor, such Grantor's (i) interest in BSF, (ii) right to inspect the books and records of BSF, (iii) right to participate in the management of and vote on matters coming before BSF, and (iv) unless otherwise provided, right to act for BSF in accordance with Section 5.1 of the Operating Agreement.

         "Pledged Instruments" means (i) the BSF Note and (ii) any Instrument required to be pledged to the Collateral Agent pursuant to
Section 4(B).

         "Pledged Securities" means the Pledged Instruments and the Pledged Stock.

         "Pledged Stock" means (i) the Subsidiary Shares and (ii) any other interests required to be pledged to the Collateral Agent pursuant to Section 4(B).

         "Proceeds" means all cash and other proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, Collateral, including without limitation all claims of the Borrower or either Special Purpose Member against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Required Secured Parties" means the Required Lenders;
provided that, at any time when an Automatic Release Termination is in effect, "Required Secured Parties" shall mean Persons holding obligations which represent at least 66 2/3% of the Secured Principal Amount.

         "Secured Obligations" means, whether now outstanding or hereafter arising, (i) all principal of and interest on any Loan made under, or any Note issued pursuant to, the Inventory Credit Agreement,
(ii) all Letter of Credit Obligations, (iii) all other amounts payable by the Borrower hereunder or under the Inventory Credit Agreement,
(iv) all amounts payable by the Borrower under or in respect of Secured Tax Exempt Debt and (v) any renewals or extensions of the foregoing. The Secured Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower; provided that, for the purposes of payments and allocations pursuant to Section 10 after the commencement of any case, action or other proceeding relating to the bankruptcy, insolvency or reorganization of the Borrower, each Secured Obligation shall be deemed to include interest accrued thereon after the commencement of such proceeding only to the extent that such interest is allowed in such proceeding (pursuant to Section 506(b) of the United States Bankruptcy Code or otherwise).

         "Secured Parties" means the Lenders, the L/C Issuing Banks, the Administrative Agent, the Collateral Agent and the holder of the Secured Tax Exempt Debt.

         "Special Purpose Members' Collateral" means the collateral described in Section 3(B).

         "Subsidiary Shares" means the shares of capital stock of the Special Purpose Members owned by the Borrower.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

              SECTION 2. Representations and Warranties
                         ------------------------------
         (A) The Borrower represents and warrants as follows:

         (i) The Borrower has good and marketable title to all of the Borrower's Collateral, free and clear of any Liens other than Permitted Liens.

         (ii) Neither the Borrower nor any of its Subsidiaries has performed or will perform any acts which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which would limit the Collateral Agent in any such enforcement. Other than (x) financing statements on file with respect to the Existing Credit Agreement (which will be terminated in accordance with the provisions of Section 3.1 of the Inventory Credit Agreement) and (y) financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. None of the Borrower's Collateral is in the possession of any Person (other than the Borrower) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby and warehousemen, carriers or other bailees may from time to time assert claims to or security interests in Inventory in their possession.

         (iii) Not less than five Domestic Business Days prior to the Closing Date under the Inventory Credit Agreement, the Borrower shall deliver the Perfection Certificate to the

Collateral Agent. The information set forth therein shall be correct and complete. Not later than 60 days following the Closing Date, the Borrower shall furnish to the Collateral Agent certified file search reports on file in each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

         (iv) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in the Perfection Certificate or pursuant to Section 4(F) shall have been filed in the offices specified in the Perfection Certificate or pursuant to Section 4(F), the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens.

         (v) The Inventory is insured in accordance with the requirements of the Inventory Credit Agreement. (vi) All Inventories produced by the Borrower have or will have been produced in compliance with the applicable requirements of (i) the Fair Labor Standards Act, as amended, and (ii) where the failure to comply would subject any of the Secured Parties to any obligation or liability or affect the priority or existence of the Security Interests, all applicable federal and state environmental and waste disposal laws.

         (vii) The Borrower owns all of the Pledged Stock, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of the Special Purpose Members. The Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person.

         (viii) Upon the delivery of the Pledged Instruments, and certificates representing the Pledged Stock to the Collateral Agent in accordance with Section 4(A) hereof, the Collateral Agent will have valid and perfected security interests in the Pledged Securities subject to no prior Lien.

         (B) Each Grantor represents and warrants as follows:

         (i)The Grantor owns all of its Pledged Interest, free and clear of any Liens other than Permitted Liens. The Grantor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.

         (ii) Upon the execution of this Agreement by the parties hereto, the delivery to the Collateral Agent of certficates representing the Pledged Interests and the filing of financing statements on Form UCC-1 in substantially the form of Schedule 2(B)(ii) hereto in the jurisdiction identified in or pursuant to
Section 16, the Collateral Agent, on behalf of the Lenders, will have valid and perfected security interests in the Pledged Interests prior to all other Liens and rights of others therein except for Permitted Liens. Except for the financing statements referred to above, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or is necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests in the Pledged Interests. The Grantor has not performed and will not perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Agent in any such enforcement.

         (iii) The chief executive office of the Grantor is located at its address set forth in or pursuant to Section 16.

                  SECTION 3. The Security Interests
                             ----------------------

         (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Borrower hereunder, under the Inventory Credit Agreement and under the agreements and other instruments evidencing Secured Tax Exempt Debt, the Borrower hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of the

         Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                            (1) Inventories;

                            (2) Documents;

         (3) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Borrower's Collateral;

         (4) the Liquid Investments and other monies and property of any kind of the Borrower in the possession or under the control of the Collateral Agent;

         (5)the Pledged Securities, and all of the Borrower's rights and privileges with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto;

         (6) its Pledged Interest and all of its rights and privileges with respect thereto (including, without limitation, all rights under the Operating Agreement) and all certificates evidencing its Pledged Interest; and

         (7) all Proceeds of all or any of the Borrower's Collateral described in Clauses 1 through 6 hereof;

         provided that Collateral shall not include any of the Borrower's Collateral released pursuant to Section 5 hereof.

         (B) In order to secure the full and punctual payment of the Guaranties in accordance with the terms thereof, and to secure the performance of all of the obligations of such Special Purpose Member hereunder, each Special Purpose Member hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of such Special Purpose Member, whether now owned or existing or hereafter acquired or arising and regardless of where located:

         (1) its Pledged Interest and all of its rights and privileges with respect thereto (including, without limitation, all rights under the Operating Agreement) and all certificates evidencing its Pledged Interest; and

         (2) all Proceeds of all or any of the Special Purpose
Member's Collateral described in Clause 1 hereof.

         (C) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantors with respect to any of the Collateral or any transaction in connection therewith.

         SECTION 4. Pledged Securities and Pledged Interests
                    ----------------------------------------

         (A)All Pledged Instruments shall be delivered to the Collateral Agent by the Borrower pursuant hereto indorsed to the order of the Collateral Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All certificates representing Pledged Stock and Pledged Interests shall be delivered to the Collateral Agent by the applicable Grantor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

         (B) In the event that either Special Purpose Member at any time issues any additional or substitute shares of capital stock of any class or any note, or owes any Debt, to the Borrower, the Borrower will immediately pledge and deposit with the Collateral Agent certificates representing all such shares and such note, or an instrument evidencing such Debt, as additional security for the Secured Obligations. All such shares, notes and instruments constitute Pledged Securities and are subject to all provisions of this Agreement. In the event that BSF at any time issues any substitute note or owes any other Debt to the Borrower, the Borrower will immediately pledge and deposit with the Collateral Agent such notes or other instrument evidencing such other debt as additional security for the Secured Obligations.

         (C) If directed to do so by the Required Lenders, the Collateral Agent shall cause any or all of the Pledged Stock and/or the Pledged Interests to be transferred of record into the name of the Collateral Agent or its nominee. The applicable Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock and/or Pledged Interests registered in the name of such Grantor and the Collateral Agent will promptly give to the applicable Grantor copies of any notices and communications received by the Collateral Agent with respect to Pledged Stock and/or Pledged Interests registered in the name of the Collateral Agent or its nominee.

         (D) (i) Unless an Enforcement Notice is in effect, the relevant Grantor shall be entitled to receive and retain all dividends, interest and other payments and distributions made upon or with respect to the Pledged Securities or Pledged Interests; provided that

         (x) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities or Pledged Interests; and

         (y) dividends and other distributions paid or payable in cash in respect of any Pledged Securities or Pledged Interests in connection with a partial or total liquidation or dissolution;

         shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the relevant Grantor and shall be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement).

         (ii) If an Enforcement Notice is in effect,

         (x) all rights of any Grantor to receive dividends, interest and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to subsection (D)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, interest and other payments and distributions; and

         (y) all dividends, interest and other payments and distributions which are received by any Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement).

         After an Enforcement Notice has been canceled, the Collateral Agent's right to retain dividends, interest and other payments and distributions under this subsection 4(D)(ii) shall cease and the Collateral Agent shall pay over to the relevant Grantor any such Collateral retained by it while such Enforcement Notice was in effect.

         (E) Unless an Enforcement Notice is in effect, the Borrower shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Collateral Agent shall, upon receiving a written request from the Borrower accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to the Borrower or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. If an Enforcement Notice is in effect, the Collateral Agent shall have the right to the extent permitted by law and the Borrower shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

         (F) Each Grantor agrees that it will, at its expense and in such manner and form as the Collateral Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect or validate any Security Interest in the Pledged Interests or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Pledged Interests. To the extent permitted by applicable law, each Grantor hereby authorizes the Collateral Agent to execute and file Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests in the Pledged Interests. In furtherance of the foregoing, each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, to execute and file financing statements and continuation statements.

         (G)Each Special Purpose Member agrees that it will not change
(i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office or chief place of business unless it shall have given (x) the Collateral Agent not less than 30 days' prior notice thereof and (y) delivered an opinion of counsel with respect thereto in accordance with Section 6(I).

         (H)Unless an Enforcement Notice is in effect, each Grantor shall have all rights to vote and to give consents, ratifications and waivers with respect to the Pledged Interests as and to the extent provided in the Operating Agreement. If an Enforcement Notice is in effect, the Collateral Agent shall have the right to the extent permitted by law and the Grantors shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Interests with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

         (I) In the event that BSF issues any additional or substitute limited liability company interests of any class or type to any Grantor, such Grantor will immediately pledge and deposit with the Collateral Agent certificates representing all such interests, as additional security for the Guaranties. All such interests constitute Pledged Interests and are subject to all provisions of this Agreement.

                  SECTION 5. Releases of Collateral
                             ----------------------

         (A) At any time and from time to time prior to the termination of the Security Interests pursuant to Section 14, the Collateral Agent (i) may release any of the

Collateral with the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld, and (ii) shall release Inventory which is being sold or transferred by the Borrower if the Borrower has complied with the provisions of clauses (i), (ii) and (if required) (iii) of Section 5.7 of the Inventory Credit Agreement with respect to such sale or transfer. Upon any such release of Collateral, the Collateral Agent will, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of the Collateral.

         (B) Subject to the provisions of Section 5(C) of this Agreement, the Proceeds of Inventory, including accounts receivable arising from the sale thereof (and any books and records of the Borrower pertaining to such accounts receivable), shall automatically be released without the need for any action on the part of the Collateral Agent, upon the sale of such Inventory by the Borrower.

         (C) Upon the occurrence of either of the Events of Default specified in clauses (h) or (i) of Section 6.1 of the Inventory Credit Agreement with respect to the Borrower (and without any further act or notice) or the giving by the Collateral Agent of an Enforcement Notice to the Borrower, the automatic release set forth in Section 5(B) of this Agreement shall terminate (an "Automatic Release Termination") with respect to all Proceeds from (i) the sale of Inventory subsequent to the second Domestic Business Day after the day on which the Enforcement Notice is given or, if an Event of Default specified in clause (h) or (i) of Section 6.1 of the Inventory Credit Agreement has occurred, subsequent to the day after which such Event of Default occurs, and (ii) the sale of Inventory during the period after the day on which the Enforcement Notice is given to and including the second Domestic Business Day after the day on which the Enforcement Notice is given to the extent the aggregate amount of sales of Inventory during such period are not made in the ordinary course of business of the Borrower or exceed 10% of the Borrowing Base as of the date the Automatic Release Termination occurs.

               SECTION 6. Further Assurances; Covenants
                          -----------------------------

         (A) The Borrower will not change (i) the location of its chief executive office or chief place of business or (ii) the locations where it keeps or holds any of the Borrower's Collateral, other than Inventories or books and records relating to any Borrower's Collateral, from the applicable locations described in the Perfection Certificate unless it shall have (a) given the Collateral Agent not less than 30 days' prior notice thereof and (b) delivered an opinion of counsel with respect thereto in accordance with Section 6(I). Not later than 90 days after the Borrower changes any location where it keeps or holds Inventories or books and records relating to any Borrower's Collateral from a location described in the Perfection Certificate to a location not described in the Perfection Certificate, the Borrower will (a) give the Collateral Agent notice thereof and (b) deliver an opinion of counsel with respect thereto in accordance with Section 6(I); provided that if all such Inventories are sold during such 90 day period then no such notice or opinion need be delivered with respect to such Inventories. No Grantor shall in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

         (B) The Borrower will not change its name, identity or corporate structure (as the terms "identity" and "corporate structure" are used in Section 9-402(7) of the UCC) in any manner unless it shall have (i) given the Collateral Agent not less than 30 days' prior notice thereof and (ii) if the Collateral Agent so requests, delivered an opinion of counsel with respect thereto in accordance with Section 6(I).

         (C) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Borrower's Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. In furtherance of the foregoing, the Borrower hereby constitutes and appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, to execute and file financing statements and continuation statements. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Borrower's Collateral.

         (D) If any Borrower's Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, the Borrower shall, if requested to do so by the Collateral Agent, notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and instruct such warehouseman, bailee, agent or processor to hold all such Borrower's Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

         (E) The Borrower shall keep full and accurate books and records relating to the Borrower's Collateral, and stamp or otherwise mark such books and records in such manner as the Required Lenders may reasonably require in order to reflect the Security Interests.

         (F) (i) Without the prior written consent of the Required Lenders, no Grantor will create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Liens, and (ii) without the prior written consent of the Lenders, which consent shall not be unreasonably withheld, no Grantor will sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral unless the Security Interests created hereby in such Collateral have been released pursuant to Section 5 or Section 14.

         (G) The Borrower will maintain insurance policies in accordance with the terms of the Inventory Credit Agreement and all insurance proceeds shall be paid in accordance with the terms of the Inventory Credit Agreement.

         (H) Each Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement and, if the Collateral Agent has been requested to do so by the Required Lenders, to prepare a Collateral Report. Each Grantor will permit the representatives of the Collateral Agent to call at its places of business at any time and from time to time during ordinary business hours, without hindrance or delay, and will, at such Grantor's cost and expense but without undue interference with its operations, permit such representatives to inspect the Collateral and to inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts and correspondence which relate to the Collateral. Each Grantor will provide each Secured Party with such information as to the Collateral as such Secured Party may reasonably request. Each Secured Party shall have the right to observe the annual physical inventory of Inventories performed by the Borrower's independent public accountants and the semi-annual physical inventory performed by the Borrower's audit staff at each plant location. Any proprietary or financial information provided pursuant to this subsection shall be kept confidential in accordance with Section 9.8 of the Inventory Credit Agreement.

         (I) (i) Not more than six months nor less than 30 days prior to (or, in the case of any action contemplated by the second sentence of Section 6(A), more than 90 days after) each date on which the Borrower proposes to take any action contemplated by Section 6(A) or
(B) or a Special Purpose Member prepares to take any action contemplated by Section 4(G) and (ii) simultaneously with the delivery of each set of financial statements referred to in Section 5.1(a) of the Inventory Credit Agreement and in any event within 95 days after the end of each fiscal year of the Borrower during the term of this Agreement, the Grantors shall, at their cost and expense, jointly and severally, cause to be delivered to the Lenders an opinion of counsel, satisfactory to the Collateral Agent, substantially in the form of Annex B hereto, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period, specified in such opinion, continuing until a date not earlier than eighteen months after the date of such opinion, have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

         (J) From time to time upon request by the Collateral Agent, the Grantors shall, at their cost and expense, jointly and severally, cause to be delivered to the Lenders an opinion of counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

                     SECTION 7. General Authority
                                -----------------

         Each Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the other Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at such Grantor's expense, to the extent permitted by law to exercise, at any time and from time to time, but only while an Enforcement Notice or Automatic Release Termination is in effect, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

         (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

         (iii) subject to Section 6 of the Operating Agreement, to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

         (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

         provided that the Collateral Agent shall give each Grantor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and each Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

        SECTION 8. Remedies Relating to Giving of Enforcement
                   ------------------------------------------
                   Notice
                   ------

         (A) (i) The Administrative Agent shall give an Enforcement Notice to the Collateral Agent promptly after having been instructed to do so in accordance with Section

         6.1 of the Inventory Credit Agreement. An Enforcement Notice delivered by the Administrative Agent must include a certification by the Administrative Agent of the principal amount (or, in the case of doubt, an estimate of such amount) of Secured Obligations outstanding under the Inventory Credit Agreement in respect of each Secured Party, but shall be effective notwithstanding any inaccuracies in such certification.

         (ii) Upon receipt of an Enforcement Notice pursuant to
Section 8(A)(i), the Collateral Agent shall (i) forthwith notify each Grantor of the receipt and contents thereof and (ii) promptly thereafter, notify each other Secured Party thereof. The Collateral Agent's notice shall advise each Secured Party that, if it does not notify the Collateral Agent forthwith of the amount of its Secured Obligations (including the interest rate or rates applicable thereto), the Collateral Agent may rely on the information or documents (if any) supplied to it by (1) the Administrative Agent pursuant to Section 8(A)(i) and (2) the holder of Secured Tax Exempt Debt pursuant to
Section 3.1(j) of the Inventory Credit Agreement in determining the amount of any distribution to such Secured Party with respect to the Collateral. So long as such Enforcement Notice or Automatic Release Termination is in effect, the Collateral Agent may exercise the rights and remedies provided in this Section. The Collateral Agent is not empowered to exercise any remedy under this Section unless an Enforcement Notice or Automatic Release Termination is in effect.

         (iii) An Enforcement Notice shall become effective when the Collateral Agent shall have received such Enforcement Notice. An
Enforcement Notice, once effective, shall remain in effect unless and until it is canceled as provided in Section 8(A)(iv).

         (iv) If after an Enforcement Notice becomes effective the Borrower establishes to the satisfaction of the Required Secured Parties that no Event of Default is continuing, the Administrative Agent or the Required Secured Parties shall cancel such Enforcement Notice by delivering a written notice of cancellation to the Collateral Agent; provided that such notice is given (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Collateral Agent believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty. A notice of cancellation shall become effective one Domestic Business Day after such notice is given as provided in this Section 8(A)(iv), it being understood that after receipt of a notice of cancellation but before such notice becomes effective the Collateral Agent shall not enforce any remedy for the disposition of Collateral provided hereunder or make any distributions hereunder. The Collateral Agent shall promptly notify each Grantor and each other Secured Party of the cancellation of any Enforcement Notice.

         (B) If an Enforcement Notice or Automatic Release Termination is in effect, the Collateral Agent, at the request of the Required Secured Parties, may exercise on behalf of the Secured Parties (i) all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all of the rights and remedies provided for in this Agreement. In addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all Liquid Investments and apply such Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 10 and (ii) if there shall be no such monies, Liquid Investments or cash or if such monies, Liquid Investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory; provided that the Collateral Agent shall not sell the BSF Note to any purchaser or purchasers unless the rating then assigned to the Buyers' Certificates (as defined in the Receivables Purchase Agreement) is reaffirmed by S&P if such Buyers' Certificates are then outstanding. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Subject to Section 6 of the Operating Agreement with respect to the Pledged Interests, the Collateral Agent is authorized in connection with any sale of the Pledged Securities or the Pledged Interests, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities or Pledged Interests to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities or Pledged Interests, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or Pledged Interests or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent reasonably deems necessary or advisable in order to comply with said Act or any other law. Each Grantor will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of whatsoever kind created by or through any Grantor, including any equity or right of redemption of any Grantor which may be waived, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 7 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in the case of a private sale, state the day after which such sale may be consummated and (3) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (C) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Borrower, whether at the premises of the Borrower or otherwise,
(ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises,
(iii) have access to and use such Grantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or, to the extent the Borrower is permitted to use a leased facility, leased by the Borrower, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Borrower, but only to the extent the Borrower is permitted to use such trademark, trade name, copyright, patent or technical process.

SECTION 9. Limitation on Duty of Collateral Agent in
           -----------------------------------------
           Respect of Collateral
           ---------------------

         Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

                 SECTION 10. Application of Proceeds
                             -----------------------

         (A) If an Enforcement Notice or an Automatic Release Termination is in effect, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash otherwise held by the Collateral Agent pursuant to this Agreement shall be applied by the Collateral Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other
         -----
realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed expenses for which the Collateral Agent, the Administrative Agent, or any Lender is to be reimbursed pursuant to
Section 13 hereof and unpaid fees owing to the Collateral Agent under
Section 13 hereof;

         second, to the ratable payment of accrued but unpaid
         ------
interest, calculated from the interest payment date immediately preceding the giving of the Enforcement Notice or the effectiveness of the Automatic Release Termination, or such other date as shall have been notified to the Collateral Agent, on all amounts included in the Secured Principal Amount;

         third, subject to the next to the last sentence of this
         -----
subsection (A), to the ratable payment of all amounts included in the Secured Principal Amount; fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to the relevant Grantor or Grantors or
         -------
such Grantor's successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. If at any time any monies collected or received by the Collateral Agent are distributable pursuant to this Section in respect of a Letter of Credit Obligation or Secured Tax Exempt Debt, and if the Administrative Agent or the holder of such Secured Tax Exempt Debt shall notify the Collateral Agent that no provision is made under the relevant agreement or other instrument for the application of such moneys (whether because such Letter of Credit Obligation is contingent or such Secured Tax Exempt Debt has not become due and payable or otherwise), then the Collateral Agent shall invest such amounts in Liquid Investments at the direction of the Administrative Agent or such holder and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust until such time as the Administrative Agent or such holder shall request the delivery thereof by the Collateral Agent for application to amounts payable with respect to such Letter of Credit Obligation or Secured Tax Exempt Debt. If the Collateral Agent holds any amounts which were distributable in respect of a Letter of Credit Obligation or any Secured Tax Exempt Debt after the relevant obligation has terminated or matured and all amounts payable with respect thereto have been paid, such amounts shall be applied by the Collateral Agent in the order of priorities set forth in this subsection (A).

         (B) In making the determinations and allocations required by this Section, the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied by the Secured Parties as to the amounts of the Secured Obligations held by them. All distributions made by the Collateral Agent pursuant to this Section shall be final and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them. However, if at any time the Collateral Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on an assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

             SECTION 11. Concerning the Collateral Agent
                         -------------------------------

         (A) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Secured Parties or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be required to act (i) if upon advice of counsel the Collateral Agent concludes that any such action creates potential liability on its part or constitutes a violation of law or
(ii) the Collateral Agent shall not be indemnified to its satisfaction in advance in respect of its costs and expenses in connection therewith.

         (B) J.P. Morgan Delaware and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Collateral Agent hereunder.

         (C) The obligations of the Collateral Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Enforcement Notice or Automatic Release Termination, except as expressly provided herein.

         (D) The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         (E) Neither the Collateral Agent nor any director, officer, agent, or employee of the Collateral Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Secured Parties (or, where required by the terms hereof, the Lenders) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Collateral Agent nor any director, officer, agent or employee of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of any Grantor herein; or (iii) the validity, effectiveness or genuineness of this Agreement or any instrument or writing furnished in connection herewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Grantor.

         (F) The Lenders shall, ratably in accordance with their respective shares of the Secured Principal Amount on the relevant Determination Date (as defined below), indemnify the Collateral Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent's gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Collateral Agent hereunder or thereunder. The Determination Date for any such indemnification shall be the earliest date (as determined by the Collateral Agent) on which any of the acts, omissions or other events giving rise to the relevant cost, expense, claim, demand, action, loss or liability occurred.

         (G) The Collateral Agent may resign at any time (and, if so requested by the Required Lenders after refusing to act on behalf of the relevant Grantor pursuant to the first sentence of Section 13(B), shall resign) by giving written notice thereof to the other Secured Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, after consultation with the Borrower, to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives such notice of resignation, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, which shall be a bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

                 SECTION 12. Appointment of Co-Agents
                             ------------------------

         At any time or times, in order to comply with any legal requirement in any jurisdiction or, with the consent of the Borrower, for any other reason, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Sections 11 and 13).

             SECTION 13. Collateral Agent's Fee; Expenses
                         --------------------------------

         (A) The Borrower shall pay to the Collateral Agent, as compensation for its services hereunder, from time to time a fee in the amount previously agreed between the Borrower and the Collateral Agent.

         (B) If any Grantor fails to comply with the provisions of the Inventory Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Collateral Agent, if requested by the Required Lenders, may, but shall not be required to, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral and any and all excise, property, sales and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals (if an Enforcement Notice or Automatic Release Termination is in effect) and inspections of the Collateral to the extent the same may be reasonably requested by the Required Lenders from time to time, or in respect of the sale or other disposition thereof, shall be borne and paid by such Grantor; and if such Grantor fails to promptly pay any portion thereof when due, the Collateral Agent or any other Secured Party may, at its option, but shall not be required to, pay the same and charge such Grantor's account therefor, and such Grantor agrees to reimburse the Collateral Agent or such other Secured Party therefor on demand. All sums so paid or incurred by the Collateral Agent or any other Secured Party for any of the foregoing and any and all other sums for which such Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any other Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Loans under the Inventory Credit Agreement, be additional Secured Obligations hereunder.

        SECTION 14. Termination of Security Interests; Release
                    ------------------------------------------
                            of Collateral
                            -------------
         The Security Interests shall terminate upon (i) the repayment in full of (x) all principal of and interest on any Loan made under, or any Note issued pursuant to, the Inventory Credit Agreement, (y) all Reimbursement Obligations and (z) all other amounts payable by the Borrower hereunder or under the Inventory Credit Agreement, (ii) the expiration of all Letters of Credit and (iii) the termination of the Commitments under the Inventory Credit Agreement; provided that, if any Secured Tax Exempt Debt is outstanding on the date of such termination, the Borrower shall grant to the holders of such Secured Tax Exempt Debt a first priority security interest (x) in Liquid Investments (or caused to be issued by a bank acceptable to such holders a letter of credit naming such holders as beneficiaries) in an amount exceeding 115% of the amount of Secured Tax Exempt Debt outstanding on the date of such termination, or (y) in other collateral, with a fair market value (as determined by such holders) exceeding 125% of the amount of Secured Tax Exempt Debt outstanding on the date of such termination, in each case on the terms and conditions and pursuant to documentation reasonably satisfactory to such holders. When the Security Interests terminate, all rights to any remaining Collateral shall revert to the relevant Grantor. Prior to such termination of the Security Interests, Collateral may be released pursuant to Section 5. Upon any such termination of the Security Interests, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests.

                        SECTION 15. Guaranties
                                    ----------

         (A)The Special Purpose Members, jointly and severally, unconditionally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations (the "Guaranties"). Upon failure by the Borrower to pay punctually any such amount, the Grantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         (B) The obligations of the Special Purpose Members hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement, the Inventory Credit Agreement or any Secured Obligation, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to this Agreement, the Inventory Credit Agreement or any Secured Obligation;

         (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, the Inventory Credit Agreement or any Secured Obligation;

         (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement, the Inventory Credit
Agreement or any Secured Obligation;

         (v) the existence of any claim, set-off or other rights which the Special Purpose Member may have at any time against the Borrower, the Agents, the L/C Issuing Banks or any Lender or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Inventory Credit Agreement or any Secured Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any Secured Obligation; or

         (vii) any other act or omission to act or delay of any kind by the Borrower, the Agents, the L/C Issuing Banks or any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Special Purpose Members' obligations hereunder.

         (C) The Special Purpose Members' obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and all Secured Obligations have been paid in full. If at any time any payment of any Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Special Purpose Members' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         (D) The Special Purpose Members irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other person.

         (E) Upon making any payment with respect to the Borrower hereunder, each Special Purpose Member shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Special Purpose Member shall not enforce any payment by way of subrogation until all Secured Obligations have been paid in full.

         (F) If acceleration of the time for payment of any amount payable by the Borrower under this Agreement, the Inventory Credit Agreement or the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Inventory Credit Agreement shall nonetheless be payable by the Special

Purpose Member hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

         (G) Notwithstanding any other provision of this Section 15, recourse against the Special Purpose Members in respect of the Guaranties shall be limited to the Special Purpose Members'
Collateral.

                          SECTION 16. Notices
                                      -------

         All notices, communications and distributions hereunder shall be given (i) in the case of the Borrower, the Agents, the L/C Issuing Banks and the Lenders, in accordance with Section 9.1 of the Inventory Credit Agreement, and (ii) in the case of each Special Purpose Member, at its address or facsimile number set forth on the signature pages hereof.

             SECTION 17. Waivers, Non-Exclusive Remedies
                         -------------------------------

         No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 18. Successors and Assigns
                              ----------------------

         This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights of the assignor hereunder, to the extent applicable to the indebtedness so assigned, shall automatically be transferred with such indebtedness. This Agreement shall be binding on each Grantor and its successors and assigns.

                    SECTION 19. Changes in Writing
                                ------------------

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by one or more writings signed by each Grantor and by the Collateral Agent with the consent of the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that (i) the allocations and priorities set forth in
Section 10 may only be changed with the consent of each Secured Party adversely affected thereby, and (ii) the definition of "Secured Obligations", Section 5, Section 14, Section 15 and the percentage of the Commitments or the aggregate unpaid principal amount of the Notes or the Secured Principal Amount which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement may only be changed with the consent of all the Lenders.

                       SECTION 20. New York Law
                                   ------------

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

                       SECTION 21. Severability
                                   ------------

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         BETHLEHEM STEEL CORPORATION


                         By___________________________
                           Name:
                           Title:


                         BETHLEHEM STEEL CREDITAFFILIATE ONE, INC.


                         By___________________________
                           Name:
                           Title:

                         5111 North Point Boulevard
                         Sparrows Point, MD 21219-1014
                         Telephone: 410-388-7781
                         Facsimile: 410-388-7783
                         Attention: Edmund P. Reybitz


                         BETHLEHEM STEEL CREDITAFFILIATE TWO, INC.


                         By___________________________
                           Name:
                           Title:

                           5111 North Point Boulevard
                           Sparrows Point, MD 21219-1014
                           Telephone: 410-388-7782

                           Facsimile: 410-388-7783
                           Attention: Edmund P. Reybitz

                           J.P. MORGAN DELAWARE, as
                             Structuring and Collateral
                             Agent


                           By___________________________
                             Name:
                             Title:


                           MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as
                             Administrative Agent


                           By___________________________
                             Name:
                             Title:

                          Schedule 2(B)(ii)

                      Description of Collateral

         [Bethlehem Steel Credit Affiliate One, Inc.] [Bethlehem Steel Credit Affiliate Two, Inc.], as Debtor, J.P. Morgan Delaware, as Structuring and Collateral Agent. All of the debtors' right, title and interest in and to the limited liability company interest in Bethlehem Steel Funding, LLC, a Maryland limited liability company, and its successors, now owned or hereafter acquired by debtor, and all of debtor's rights and privileges with respect thereto
(including, without limitation, all rights under the Operating Agreement of Bethlehem Steel Funding, LLC), all certificates evidencing any limited liability company interest, and all income and profits thereon, and all payments and distributions with respect thereto, and all proceeds of the foregoing, including all cash proceeds and all accounts, chattel paper, contract rights, general intangibles, inventory and documents constituting noncash proceeds, in each case now owned or hereafter acquired and wherever located.

                               ANNEX A
                             to EXHIBIT E


                        PERFECTION CERTIFICATE

         The undersigned, the chief financial officer and chief accounting officer of Bethlehem Steel Corporation, a Delaware corporation (the "Borrower"), hereby certify with reference to the Inventory Security and Pledge Agreement dated as of September 12, 1995 among the Borrower, the Special Purpose Members, J.P. Morgan Delaware, as Structuring and Collateral Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (terms defined therein being used herein as therein defined), to the Structuring and Collateral Agent, the Administrative Agent and each Lender as follows:

         1. Names. (a) The exact corporate name of the Borrower as it appears in its restated certificate of incorporation is as follows:

                     Bethlehem Steel Corporation
         (b) The following is a list of all other names
(including trade names or similar appellations) used by the Borrower or any of its divisions or other unincorporated business units which produce or have produced goods which would be included in the definition of Inventories at any time during the past five years:

         2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:

                 Mailing
                 Address    County     State
                 -------    ------     -----


         (b) The following are all the locations where the Borrower maintains any Inventories in the United States not identified above:

                 Mailing
                 Address    County     State
                 -------    ------     -----

         (c) The following are the names and addresses of all Persons other than the Borrower which have possession of any of the Borrower's Inventories in the United States:

                 Mailing
                 Address    County     State
                 -------    ------     -----

         (d) The following are all the places of business of the Borrower not identified above which are located in states in which the chief executive office of the Borrower or any Inventories are located:

                 Mailing
                 Address    County     State
                 -------    ------     -----

         3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a) and (d) of paragraph 2 with respect to each location or place ofbusiness not identified in paragraph 2 and maintained by the Borrower at any time during the past five years in a state in which it has maintained a location or place of business during the past four months:





         (b) Set forth below is the information required by subparagraphs (b) and (c) of paragraph 2 with respect to each location or bailee where or with whom Inventories have been lodged at any time during the past four months:



         4. Unusual Transactions. All Inventories of the Borrower have been acquired by the Borrower in the ordinary course of its business.

         5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

         6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as
Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

         7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

         8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

         IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of September, 1995.

                       _______________________________
                                   Title:

                       ________________________________
                                   Title:

                                                   SCHEDULE 6(A)

                      Description of Collateral
                      -------------------------

         All (i) Inventories and documents, books and records pertaining to Inventories, documents and proceeds thereof, in each case, whether now owned or hereafter acquired or arising and wherever located, and the proceeds of the foregoing, (ii) shares of capital stock and debt instruments issued by Bethlehem Steel Credit Affiliate One, Inc. and Bethlehem Steel Credit Affiliate Two, Inc., and each of their successors to the debtor, now owned or hereafter acquired, and all rights and privileges with respect thereto, and all income and profits thereon, and all dividends, interest and other payments and distributions with respect thereto, and all proceeds of the foregoing, including, without limitation, all cash proceeds and all accounts, chattel paper, contract rights, general intangibles, inventory and documents constituting noncash proceeds of the foregoing, in each case now owned or hereafter acquired and wherever located, and (iii) of the debtor's right, title and interest in and to the limited liability company interest in, and debt instruments issued by, Bethlehem Steel Funding, LLC, a Maryland limited liability company, and its successors, now owned or hereafter acquired, and all rights and privileges with respect thereto (including, without limitation, all rights under the Operating Agreement of Bethlehem Steel Funding, LLC), all certificates evidencing any limited liability company interest, and all income and profits thereon, and all payments, distributions, interest and other payments with respect to the limited liability company interest or the debt instruments, and all proceeds of the foregoing, including, without limitation, all cash proceeds and all accounts, chattel paper, contract rights, general intangibles, inventory and documents constituting noncash proceeds of the foregoing, in each case now owned or hereafter acquired and wherever located.


         "Inventories" means now owned or hereafter acquired by the debtor, all "inventory" (as defined in the UCC), wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto, or which, in accordance with generally accepted accounting principles, would be included in inventories on the debtor's balance sheet, (excluding, however, any of the foregoing which (i) is located outside the United States of America, (ii) is held at the debtor's marine construction facilities at Sparrows Point, Maryland or Port Arthur, Texas for sale or other disposition, or to be furnished by the debtor under a contract for services, or to be used or consumed by the debtor, in the debtor's marine construction business or
(iii) has been returned to or repossessed or stopped in transit by the debtor (including all additions and accessions thereto and replacements thereof)).

                                               SCHEDULE 7

                         SCHEDULE OF FILINGS


Debtor         Filing Officer        File NumberDate of Filing*
------         --------------        -------------------------



_______________
* Indicate lapse date, if other than fifth anniversary.

                                                  ANNEX B
                                             TO EXHIBIT E


                          FORM OF OPINION OF
                         COUNSEL FOR BORROWER
                         --------------------

         1. The Inventory Security and Pledge Agreement creates a valid security interest, for the benefit of the Secured Parties, in all the Grantors' right, title and interest in all Collateral to the extent the UCC is applicable thereto (the "Security Interest").

         2. UCC financing statements and amendments thereto (collectively, the "Financing Statements") have been filed in the filing offices in the jurisdictions listed in Schedule 7 to the Perfection Certificate (the " Filing Jurisdictions") and in the jurisdiction identified in or pursuant to Section 16 of the Inventory Security Agreement, which are all of the offices in which filings are required to perfect the Security Interest, to the extent the Security Interest may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if any Grantor changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) I express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interest in Collateral now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

         3.  There are

         (i) based solely on information provided to us by [Access Information Services, Inc.] through the dates of searches in each of the respective filing offices as set forth in Schedule A hereto and made a part hereof, no UCC financing statements which name the Borrower as debtor or seller and cover any of the Collateral, other than the Financing Statements, listed in the available records in the UCC filing offices set forth in such filing offices, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the Collateral; and

         (ii) no notices of the filing of any federal tax lien (arising under Section 6321 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (arising under ERISA) covering any of the Collateral listed in the available records in the offices listed in Schedule B attached hereto and made a part hereof, which include all of the offices having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (arising under Section 6321 of the Internal Revenue
Code) and liens of the Pension Benefit Guaranty Corporation (arising under ERISA) on the Collateral.

         4. The Security Interest validly secures the payment of all future Loans made by the Lenders to the Borrower and all Reimbursement Obligations arising in connection with Letters of Credit issued by the L/C Issuing Banks, whether or not at the time such Loans are made or Letters of Credit are issued an Event of Default or other event not within the control of the Lenders or the L/C Issuing Banks has relieved or may relieve the Lenders from their obligations to make such Loans or the L/C Issuing Banks from their obligations to issue Letters of Credit, and is perfected to the extent set forth in paragraph 2 above with respect to such future Loans and Reimbursement Obligations. Except for (i) Instruments (and money) which must be in the possession of the Collateral Agent in order to perfect the Security Interest therein, (ii) Liquid Investments in book-entry form, as to which the Inventory Security Agreement requires an opinion of counsel that appropriate measures have been taken to perfect the Security Interest therein and (iii) Proceeds (other than Proceeds in which the Security Interest is perfected by reason of Section 9-306 of the UCC), I am not aware of the existence of any Collateral as to which the Security Interest cannot be perfected by filing under the UCC. Insofar as the priority thereof is governed by the UCC, the Security Interest has the same priority with respect to future Loans and Reimbursement Obligations on the date such Loans are made and such Reimbursement Obligations are incurred as it will have on such date with respect to Loans made and Letters of Credit issued on the date hereof. I call to your attention that notwithstanding the priorities governed by the UCC, the Security Interest may not have priority in certain circumstances over a Federal Lien. To the extent the Security Interest secures Loans, (i) the Security Interest in Collateral acquired after the filing of a Federal Lien has priority over such Federal Lien only with respect to Collateral that is commercial financing security under Section 6323(c)(2)(C) of the Internal Revenue Code acquired by the Borrower in the ordinary course of its trade or business before the 46th day following such filing and (ii) the Security Interest has priority over such Federal Lien to the extent it secures Loans made after the date of filing of such Federal Lien only if such future Loans are made before the earlier of the 46th day after such Federal Lien is filed or the time that the relevant Lender or Lenders have actual notice or knowledge, within the meaning of Section 6323(i)(1) of the Internal Revenue Code, that such Federal Lien was filed. To the extent the Security Interest secures Reimbursement Obligations arising in connection with Letters of Credit, (i) the Security Interest in Collateral acquired after the filing of a Federal Lien may have priority over such Federal Lien only with respect to Collateral whose acquisition is directly traceable to a disbursement under such Letters of Credit and (ii) the Security Interest may have priority over a Federal Lien only to the extent such Security Interest secures Reimbursement Obligations arising under irrevocable Letters of Credit issued prior to the filing of such Federal Lien for the benefit of a party not affiliated with the Borrower.

                                                         EXHIBIT F

                      BORROWING BASE CERTIFICATE

         I, _________________, [Chief Financial
Officer/Treasurer/Controller], for Bethlehem Steel Corporation (the "Borrower") DO HEREBY CERTIFY, in accordance with Section 5.1 of the Inventory Credit Agreement dated as of September 12, 1995 among the Borrower, the Lenders listed therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, and J.P. Morgan Delaware, as Structuring and Collateral Agent (the " Credit Agreement", capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Credit Agreement), that attached hereto is the Borrower's good faith estimate as to the calculation of the Borrowing Base as of _____________.

         IN WITNESS WHEREOF, I have signed this certificate as of this ______ day of ___________.


                              __________________________
                              Name:
                              Title:

                                                    EXHIBIT G

                    Form of Opinion of Counsel to
                     Bethlehem Steel Corporation

             [Letterhead of Bethlehem Steel Corporation]
                          September 12, 1995


                        Morgan Guaranty Trust
                       Company of New York, as
                         Administrative Agent
                            60 Wall Street
                       New York, New York 10260


                 J.P. Morgan Delaware, as Structuring
                         and Collateral Agent
                          902 Market Street
                      Wilmington, Delaware 19801


                    The Lenders (as defined in the
                      Inventory Credit Agreement
                        as referred to below)


                        Ladies and Gentlemen:

         I have acted as counsel for Bethlehem Steel Corporation (the "Borrower") in connection with (i) the Inventory Credit Agreement (the "Inventory Credit Agreement") dated as of September 12, 1995 among the Borrower, the lenders listed on the signature pages thereof (the "Lenders"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent") and J.P. Morgan Delaware as Structuring and Collateral Agent (the " Collateral Agent"), (ii) the Notes and (iii) the Inventory Security and Pledge Agreement (the "Inventory Security Agreement") dated as of September 12, 1995 among the Borrower, the Special Purpose Members, J.P. Morgan Delaware, the Collateral Agent and the Administrative Agent (documents
(i) through (iii) are referred to herein as the "Financing Documents"). Terms defined in the Inventory Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.1 of the Inventory Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. Each Special Purpose Member is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         3. The execution, delivery and performance by the Borrower of the Financing Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the filing of UCC financing statements as contemplated by the Inventory Security Agreement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws, as amended, of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower and known to me after due inquiry, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (except the Security Interest as hereinafter defined).

         4. The execution, delivery and performance by each Special Purpose Member of the Inventory Security Agreement are within the such Member's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the filing of UCC financing statements as contemplated by the Inventory Security Agreement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws, as amended, of such Member or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Member and known to me after due inquiry, or result in the creation or imposition of any Lien on any asset of such Member (except the Security Interest as hereinafter defined).

         5. The Financing Documents constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally from time to time in effect and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law and
(ii) certain of the remedial provisions of the Inventory Security Agreement may be limited by applicable law, although such limitations do not in my opinion make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby.

         6. The Inventory Security Agreement constitutes a valid and binding agreement of each of the Special Purpose Members, enforceable against such Member in accordance with its terms, except to the extent that the (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally from time to time in effect and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law and
(ii) certain of the remedial provisions may be limited by applicable law, although such limitations do not in my opinion make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby.

         7. To the best of my personal knowledge after due inquiry, there is no action, suit or proceeding pending against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of the Borrower or such Subsidiary to perform its obligations under the Financing Documents or which in any manner draws into question the validity of the Financing Documents.

         8. The Inventory Security Agreement creates a valid security interest, for the benefit of the Secured Parties, in all the Grantors' right, title and interest in all Collateral to the extent the UCC is applicable to the creation of a security interest therein (the " Security Interest").

         9. UCC financing statements (collectively, the "Financing Statements") have been filed in the filing offices in the jurisdictions listed in Schedule 7 to the Perfection Certificate dated as of the date hereof (the "Perfection Certificate") and delivered to you and in the jurisdiction identified in or pursuant to Section 16 of the Inventory Security Agreement (the "Filing Jurisdictions"), which are all of the offices in which filings are required so to perfect the Security Interest, to the extent the Security Interest may be perfected by any filing under the UCC, and no further filing or recording of any document or instrument or other action is currently required to perfect the Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if any Grantor changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) I express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interest in Collateral now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

         10.Assuming that each of the Collateral Agent and the Secured Parties is without notice of any adverse claim (as defined in Section 8-302 of the UCC), the delivery to and continued possession by the Collateral Agent in the State of New York of the certificates, related stock powers executed in blank and the BSF Note representing the Pledged Securities (as defined in the Inventory Security Agreement) is effective to create in favor of the Collateral Agent for the benefit of the secured parties named therein a perfected and first priority security interest in the Pledged Securities under the Uniform Commercial Code as in effect in the State of New York prior to any other security interest that must be perfected by possession or filing under the UCC. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Inventory Security Agreement with respect to the Pledged Securities or necessary for the validity or enforceability thereof or for the perfection of the security interest in the Pledged Securities.

         11.Assuming that each of the Collateral Agent and the Secured Parties is without notice of any adverse claim (as defined in Section 8-302 of the UCC), the delivery to and continued possession by the Collateral Agent in the State of New York of the certificates representing the Pledged Interests (as defined in the Inventory Security Agreement) and filing of Financing Statements in the jurisdiction identified in or pursuant to Section 16 of the Inventory Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the secured parties named therein a perfected and first priority security interest in the Pledged Interests under the Uniform Commercial Code prior to any other security interest that must be perfected by possession or filing under the UCC.

         12.  There are

         (i) based solely on information provided to us by Access Information Services, Inc. through the dates of searches in each of the respective filing offices as set forth in Schedule A hereto and made a part hereof, other than financing statements on file with respect to the Existing Credit Agreement (which will be terminated in accordance with the provisions of Section 3.1 of the Inventory Credit Agreement), no UCC financing statements which name the Borrower as debtor or seller and cover any of the Collateral, other than the Financing Statements, listed in the available records in the UCC filing offices set forth in such filing offices, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the

Collateral to the extent Security Interests may be perfected by filing; and

         (ii) no notices of the filing of any federal tax lien (arising under Section 6321 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (arising under ERISA) covering any of the Collateral listed in the available records in the offices listed in Schedule B attached hereto and made a part hereof, which include all of the offices having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (arising under Section 6321 of the Internal Revenue
Code) and liens of the Pension Benefit Guaranty Corporation (arising under ERISA) on the Collateral.

         13. The Security Interest validly secures the payment of all future Loans made by the Lenders to the Borrower and all Reimbursement Obligations arising in connection with Letters of Credit issued by the L/C Issuing Banks, whether or not at the time such Loans are made or Letters of Credit are issued an Event of Default or other event not within the control of the Lenders or the L/C Issuing Banks has relieved or may relieve the Lenders from their obligations to make such Loans or the L/C Issuing Banks from their obligations to issue Letters of Credit, and is perfected to the extent set forth in paragraph 9 above with respect to such future Loans and Reimbursement Obligations. Except for (i) Pledged Securities, Instruments (and money) which must be in the possession of the Collateral Agent in order to perfect the Security Interest therein, (ii) Liquid Investments in book-entry form, as to which the Inventory Security Agreement requires an opinion of counsel that appropriate measures have been taken to perfect the Security Interest therein and (iii) Proceeds (other than Proceeds in which the Security Interest is perfected by reason of Section 9-306 of the UCC), I am not aware of the existence of any Collateral as to which the Security Interest cannot be perfected by filing under the UCC. Insofar as the priority thereof is governed by the UCC, the Security Interest has the same priority with respect to future Loans and Reimbursement Obligations on the date such Loans are made and such Reimbursement Obligations are incurred as it will have on such date with respect to Loans made and Letters of Credit issued on the date hereof. I call to your attention that notwithstanding the priorities governed by the UCC, the Security Interest may not have priority in certain circumstances over a Federal Lien. To the extent the Security Interest secures Loans, (i) the Security Interest in Collateral acquired after the filing of a Federal Lien has priority over such Federal Lien only with respect to Collateral that is commercial financing security under Section 6323(c)(2)(C) of the Internal Revenue Code acquired by the Borrower in the ordinary course of its trade or business before the 46th day following such filing and
(ii) the Security Interest has priority over such Federal Lien to the extent it secures Loans made after the date of filing of such Federal Lien only if such future Loans are made before the earlier of the 46th day after such Federal Lien is filed or the time that the relevant Lender or Lenders have actual notice or knowledge, within the meaning of Section 6323(i)(1) of the Internal Revenue Code, that such Federal Lien was filed. To the extent the Security Interest secures Reimbursement Obligations arising in connection with Letters of Credit, (i) the Security Interest in Collateral acquired after the filing of a Federal Lien may have priority over such Federal Lien only with respect to Collateral whose acquisition is directly traceable to a disbursement under such Letters of Credit and (ii) the Security Interest may have priority over a Federal Lien only to the extent such Security Interest secures Reimbursement Obligations arising under irrevocable Letters of Credit issued prior to the filing of such Federal Lien for the benefit of a party not affiliated with the Borrower.

         I am a member of the bar of the Commonwealth of Pennsylvania and I express no opinion as to any matters governed by any laws other than the General Corporation Law of the State of Delaware, the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States of America. I have made no independent examination of Indiana, Maryland or New York law, and have retained special counsel in Maryland, Pennsylvania and New York with respect to certain matters relating to the Security Interest. In giving the opinions in paragraphs 2, 4, 5, 6, 8, 9, 10, 11, 12 and 13 hereof I have relied upon the opinions, each dated of even date herewith, of Cravath, Swaine & Moore, Pepper, Hamilton & Scheetz, Venable, Baetjer and Howard, LLP and Barnes & Thornburg, respectively. In giving the opinion expressed in paragraphs 9 and 12(i) hereof with respect to states other than Indiana, Maryland, Pennsylvania and New York, I have relied solely upon a review of Part 4 (or the equivalent provisions) of the Uniform Commercial Code in effect in each such state.

Very truly yours,

                                                     EXHIBIT H

              Form of Opinion of Davis Polk & Wardwell,
                    Special Counsel for the Agents


                [Letterhead of Davis Polk & Wardwell]
                          September 12, 1995


                        Morgan Guaranty Trust
                       Company of New York, as
                         Administrative Agent
                            60 Wall Street
                       New York, New York 10260


                 J.P. Morgan Delaware, as Structuring
                         and Collateral Agent
                          902 Market Street
                      Wilmington, Delaware 19801


                    The Lenders (as defined in the
                      Inventory Credit Agreement
                        as referred to below)

Ladies and Gentlemen:

         We have participated in the preparation of the Inventory Credit Agreement (the "Inventory Credit Agreement") dated as of September 12, 1995 among Bethlehem Steel Corporation (the "Borrower"), the lenders listed on the signature pages thereof, as Lenders, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent. Terms defined in the Agreement and not otherwise defined herein are used in this opinion with the meanings so defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Inventory Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Inventory Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours,

                                                  EXHIBIT I



                         ACCEPTABLE INSURERS



X.L. Insurance Company, Ltd.

                                                   EXHIBIT J

                 ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of _________, 19__ among [NAME OF
ASSIGNOR] (the "Assignor"), [NAME OF ASSIGNEE] (the "Assignee"),
BETHLEHEM STEEL CORPORATION (the " Borrower") and MORGAN GUARANTY
TRUST COMPANY OF NEW YORK, as Administrative Agent (the
"Administrative Agent").

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Inventory Credit Agreement dated as of September 12, 1995 among the Borrower, the Assignor and the other Lenders party thereto, as Lenders, the Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent (the " Inventory Credit Agreement");

         WHEREAS, as provided under the Inventory Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$__________;

         WHEREAS, Loans made to the Borrower by the Assignor under the Inventory Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Inventory Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms; and

         WHEREAS, the Assignor concurrently proposes to assign all of the rights of the Assignor under the Receivables Purchase Agreement in respect of a portion of its Commitment thereunder, together with a corresponding portion of its pro rata share of the Aggregate Net Investment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions.  All capitalized terms not otherwise
                     -----------
defined herein shall have the respective meanings set forth in the Inventory Credit Agreement.

         SECTION 2.  Assignment.  The Assignor hereby assigns and
                     ----------
sells to the Assignee all of the rights of the Assignor under the Inventory Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Inventory Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, and if required pursuant to Section 4, the Borrower and the Administrative Agent, and the payment of the amounts specified in
Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Inventory Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Inventory Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3.  Payments.  As consideration for the assignment
                     --------
and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in

Federal funds the amount heretofore agreed between them.(1) It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Inventory Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.6(c) of the Inventory Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.6(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Inventory Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

---------------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

         SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                  [NAME OF ASSIGNOR]


                                  By_________________________
                                    Name:
                                    Title:


                                  [NAME OF ASSIGNEE]


                                  By__________________________
                                    Name:
                                    Title:


                                  [BETHLEHEM STEEL CORPORATION


                                  By__________________________
                                    Name:
                                    Title:]


                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                                  as Administrative Agent


                                  By__________________________
                                    Name:

                                    Title:


                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as
                                  L/C Issuing Bank


                                  By___________________________
                                    Name:
                                    Title:


                                  CHEMICAL BANK, as L/C Issuing
                                  Bank


                                  By___________________________
                                    Name:
                                    Title:


                                  THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LTD., as L/C
                                  Issuing Bank


                                  By___________________________
                                    Name:
                                    Title: